AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2010

Registration No. 333-163449

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIVINE SKIN, INC.

(Exact name of issuer as specified in its charter)

Florida	2844	20-8380461
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1680 Meridian Avenue, Suite 301
Miami, Florida 33139
(888) 404-7770
 (Address and telephone number of principal executive offices)

1680 Meridian Avenue, Suite 301

Miami, Florida 33139

(888) 404-7770

 (Address of principal place of business or intended

principal place of business)

Daniel Khesin, Chief Executive Officer

1680 Meridian Avenue, Suite 301

Miami, Florida 33139

(888) 404-7770

(646) 219-2572 (fax)

 (Name, address and telephone number of agent for service)

Copies to:

Brian Pearlman, Esq.

Pearlman & Pearlman LLC

P.O. Box 460266

Fort Lauderdale, Florida 33346

(954) 632-4564

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (2)	7,955,096	$0.25	$1,988,774	$110.98
Common Stock (2)(3)	2,000,000	$0.25	$ 500,000	$ 27.90
Total Registration Fee			$2,488,774	$138.88(4)

———————

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price is based on the estimated high end of the range at which the common stock will initially be sold.

(2)

The selling shareholders will offer their shares at $0.25 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g). Shares issuable upon exercise of warrants.

(4)

Fee paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, JANUARY 14, 2010

DIVINE SKIN, INC.

9,955,096 Shares of

Common Stock

The selling shareholders are offering up to 9,955,096 shares of common stock (the “Shares”). 2,000,000 shares represent shares underlying outstanding warrants. The selling shareholders will offer their shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses. As of the date of this prospectus, there is no trading market in our common stock, and we cannot assure you that a trading market will develop Our common stock is not currently listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January ____, 2010

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

SUMMARY FINANCIAL DATA

4

RISK FACTORS

5

FORWARD-LOOKING STATEMENTS

12

USE OF PROCEEDS

13

DETERMINATION OF OFFERING PRICE

13

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

14

BUSINESS

23

DIVIDEND POLICY

30

REPORT TO SHAREHOLDERS

30

LEGAL PROCEEDINGS

30

MANAGEMENT

31

EXECUTIVE COMPENSATION

32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

34

DESCRIPTION OF SECURITIES

35

SELLING SHAREHOLDERS

37

PLAN OF DISTRIBUTION

39

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

41

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

42

LEGAL MATTERS

42

EXPERTS

43

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

43

WHERE YOU CAN FIND MORE INFORMATION

43

INDEX TO FINANCIAL STATEMENTS

F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

i

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Divine Skin", "Company", "we," "us," or "our" refer to Divine Skin, Inc. and its subsidiaries.

Organization

Divine Skin, Inc. is a Florida corporation organized on January 26, 2007. Divine Skin, Inc. and its subsidiaries (collectively, the “Company” or “Divine Skin”) develop products for skin care and personal care needs. Through its predecessors, including Divine Skin, Inc., (a New York company) the Company has been developing and marketing skin care and personal care products for over ten years. In January 2007 the operations of Divine Skin, Inc. (a New York company), were terminated and its assets were distributed to its shareholders. Those assets and certain liabilities were used to capitalize Divine Skin, Inc. (a Florida corporation). The companies had common shareholders. The Company currently conducts business under the “Divine Skin” trade name and also under the “DS Laboratories” trade name.

Our shareholders also owned DS Laboratories, Inc. (a Florida company), which was formed in January 2007 to secure the DS Laboratories trade name and was essentially idle through 2007 and 2008. The issued and outstanding shares of DS Laboratories, Inc. (a Florida company) were transferred to the Company for nominal consideration. We operated under the “DS Laboratories” trade name through the informal consent of the shareholders of DS Laboratories, Inc., who are also our shareholders. Because DS Laboratories, Inc. is a legally registered entity, we have not filed a fictitious name notification. DS Laboratories, Inc. (a New York Corporation) was closed in December 2006 and recapitalized as a Florida corporation in January 2007. Divine Skin, Inc. (a Florida corporation) has operated out of South Florida since its inception in 2007.

In January 2009, the Company acquired 100% of the outstanding shares of Sigma Development and Holding Co., Inc. for a nominal amount. Sigma was founded by our Vice President’s father. Sigma was founded as an upscale brand addition to the Company’s product portfolio. Sigma operated as a related but separate entity until the acquisition. Subsequent to the acquisition, Sigma operates as a wholly owned subsidiary of the Company. We currently distribute hair growth products, facial moisturizers and anti-aging facial cleansers through Sigma. In March 2009, Polaris Labs, Inc. was founded as a wholly owned subsidiary of the Company. Polaris was founded for marketing purposes, to distribute Polaris branded versions of the Company’s products to physicians and to foreign distributors. We currently distribute hair care products through Polaris. These products are primarily distributed through physicians.

There is currently no public market for our common stock.

As with any investment, there are certain risks involved in this offering. All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering. The purchase of the Shares is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the “Risk Factors” described herein. Any person who cannot afford the loss of their entire investment should not purchase the Shares.

Business

The Company has grown steadily since inception with a network of specialty retailers across North America and distributors throughout Europe, Asia and South America. Divine Skin currently researches and develops (formulates) its own products. We currently offer the following lines of products:

•

skin care

•

personal care

•

hair care

We formulate, market and sell these products through specialty retailers, spas, salons and other distributors. Our products are produced through various third party manufacturers on an order by order basis.

Selling Shareholders

The Company previously sold or issued an aggregate of 7,955,096 shares in private placements and to consultants and service providers.

The private placements (the “Private Placements”), in the gross amount of $1,220,774 to fourteen accredited investors and nine non U.S. persons, which shares were issued throughout 2009, provided for the sale of 4,883,096 shares of the Company’s common stock at $0.25 per share.

The Company issued an additional 3,072,000 shares of common stock to eight service providers, of which 3,000,000 shares were issued to Gamma Investors pursuant to a distribution agreement. The remaining 72,000 shares were issued to seven individuals for services provided to the Company. The services included legal, accounting and general business consulting.

Furthermore, in January 2009, the Company entered into a consulting agreement with Abner Silva, a third party consultant. Under the agreement, the consultant provides advisory services to the Company, including but not limited to investor relations and general business matters. The agreement is for a term of 12 months. In consideration for the services provided by the consultant, the Company issued a warrant to purchase up to 2,000,000 shares of the Company’s common stock, exercisable at $0.01 per share for a period of five years from the date of issuance, exercisable in the event that the Company is approved for quotation on the OTC Bulletin Board.

The 2,000,000 warrant shares and 7,955,096 shares are sometimes collectively referred to in this prospectus as the “Shares”. The Shares are being offered for resale under this registration, and the Selling Shareholders intend to sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

The Company will receive up to $20,000 in the event the warrants are exercised. The proceeds, if any, will be used for general working capital purposes.

The Offering

Common stock outstanding before the offering:	89,986,001
Common stock offered by selling stockholders

Up to 9,955,096 shares (including 2,000,000 shares underlying warrants).

The maximum number of shares to be sold by the selling stockholders, 9,955,096 represents approximately 10.8% of our current outstanding stock.

The selling stockholders will offer their shares at $.25 per share until the Company’s shares are quoted on the OTC Bulletin Board (OTCBB) and, assuming our common stock commences quotation on the OTCBB, thereafter at prevailing market prices or privately negotiated prices.

Common stock to be outstanding after the offering	Up to 91,986,001 shares based on 89,986,001 shares of common stock outstanding as of November 20, 2009.
Use of proceeds	We will not receive any material proceeds from the sale of the common stock. See "Use of Proceeds" for a complete description.
Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 5.

Forward-Looking Statements

This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

SUMMARY FINANCIAL DATA

In the table below, we provide you with historical summary consolidated financial information for the year ended December 31, 2008, derived from our audited consolidated financial statements included elsewhere in this prospectus. We also provide below consolidated financial information for the nine months ended September 30, 2009 derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical summary consolidated financial information, you should also consider the historical financial statements and related notes, and the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Statements of Operations Data:

	Fiscal Year Ended December 31, 2008	Nine Months Ended September 30, 2009
		(unaudited)
Revenues	$2,799,929	$2,656,318
Cost of Goods sold	$1,068,555	$703,156
Gross profit	$1,697,920	$1,948,645
Total operating expenses	$2,109,168	$2,117,447
Net Loss	$425,257	$77,628
Net Loss per share – basic and fully diluted	$42.53	$0.001
Weighted average shares outstanding	10,000	91,457,915

Balance Sheet Data:

	As of December 31, 2008	As of September 30, 2009
		(unaudited)
Total assets	$967,628	$2,217,139
Total liabilities	$682,721	$1,290,940
Working capital	$266,116	$883,752
Shareholders' Equity	$284,907	$926,199

Capitalization:

The following tables set forth our capitalization as of September 30, 2009. The tables should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Long-term debt	$—
Current Liabilities	$1,290,940
Shareholders' equity:
Preferred Stock; 30,000,000 authorized; 10,000,000 shares issued and outstanding	$10,000
Common stock; $0.001 par value; 300,000,000 shares authorized; 94,942,096 shares issued and outstanding	$94,942
Additional paid-in capital	$898,884
Accumulated deficit	$77,627
Total shareholders’ equity	$926,199

Total liabilities and shareholders equity	$2,217,139

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.”  If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have incurred recent losses and may incur losses in the future that may adversely affect our financial condition

We have incurred net losses of $77,628 for the nine months ended September 30, 2009 and we have incurred net losses for the years ended December 31, 2008 and December 31, 2007 in the amounts of $425,257 and $5,436, respectively. In the event we are unable to sustain increased gross margins, reduced costs and/or continue to generate sufficient additional revenues to offset our costs at levels achieved in the nine months ended September 30, 2009 or better, we may continue to sustain losses and our business plan and financial condition will be materially and adversely affected.

Our ability to succeed depends on our ability to grow our business and achieve profitability.

The introduction of new products and services and expansion of our distribution channels have contributed significantly to our recent results, but we must continue to develop new and innovative ways to manufacture our products and expand our distribution in order to maintain our growth and achieve profitability. Our future growth and profitability will depend upon a number of factors, including, but not limited to:

•

Or ability to manage costs;

•

The increasing level of competition in the skin care and personal care industry;

•

Our ability to continuously offer new or improved products;

•

Our ability to maintain efficient, timely and cost-effective production and delivery of our products;

•

Our ability to maintain sufficient production capacity for our products;

•

The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•

Our ability to identify and respond successfully to emerging trends in the skin care, hair care and personal care industry;

•

The level of consumer acceptance of our products;

•

Regulatory compliance costs; and

•

General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

The majority of our revenue is generated on the basis of purchase orders, rather than long term purchase commitments that may adversely affect our margins if we lose one or more of these customers.

We sell our products through over 20 distributors and directly to over 1,000 customers. While we have long-term agreements with several distributors, the majority of our customers may cancel a purchase order or defer shipments of our products at any time. While we have maintained long-term relationships with many of our distributors and have not experienced significant cancellation or deferment of customer orders, the lack of long-term purchase commitments creates a risk that product demand may be reduced if orders are canceled or deferred. Furthermore, because of our inability to rely on enforceable purchase contracts, and our limited visibility into future customer demand, actual revenue may be different from our forecasts, which could adversely affect our margins and ability to maintain profitability

If we fail to promote and maintain our brand in the market, our businesses, operating results, financial condition, and our ability to attract customers will be materially adversely affected.

Our success depends on our ability to create and maintain brand awareness for our product offerings. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Many of our competitors in this market are larger than us and have substantially greater financial resources. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in this market. The importance of brand recognition will continue to increase because low barriers of entry to the industries in which we operate may result in an increased number of direct competitors. To promote our brands, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

Our products may require clinical trials to establish benefit claims and their efficacy.

While the majority of the active ingredients in our current products have undergone independent third party clinical trials to establish benefit claims and efficacy, certain ingredients contained in our products and our future products may require clinical trials to establish our benefit claims or their safety and efficacy. Such trials can require a significant amount of resources and there is no assurance that such trials will be favorable to the claims we make for our products, or that the cumulative authority established by such trials will be sufficient to support our claims. Moreover, both the findings and methodology of all clinical trials are subject to challenge by scientific bodies. If the findings of clinical trials are challenged or found to be insufficient to support our claims, additional trials may be required, or products may require re-formation, in order for us to continue to market current products or before future products can be marketed. Furthermore, there are limited studies, if any, on our product ingredients combined in our product formulations. Accordingly, there can be no assurance that our products even when used as directed will have the effects intended. In the event we are unable to substantiate benefit claims or efficacy, or in the event that historical clinical trials are refuted, market acceptance for our products may decrease or not develop, which would have a detrimental effect on our business.

We may be unable to protect our intellectual property rights and may be subject to intellectual property litigation and infringement claims by third parties.

We intend to protect our unpatented trade secrets and know-how through confidentiality or license agreements with third parties, employees and consultants, and by controlling access to and distribution of our proprietary information. However, this method may not afford complete protection particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States and unauthorized parties may copy or otherwise obtain and use our products, processes or technology and there can be no assurance that others will not independently develop similar know-how and trade secrets. If third parties take actions that affect our rights or the value of our intellectual property, similar proprietary rights or reputation or we are unable to protect our intellectual property from infringement or misappropriation, other companies may be able to use our proprietary know-how to offer competitive products at lower prices and we may not be able to effectively compete against these companies.

We also face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, could expose us to the following risks, among others, we may be required to:

•

Defend against infringement claims which are expensive and time consuming;

•

Cease making, licensing or using products that incorporate the challenged intellectual property;

•

Re-design, re-engineer or re-brand our products or packaging; or

•

Enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

We are dependent upon a few suppliers for a significant portion of our raw materials and our suppliers are dependent on the continued availability and pricing of raw materials, either of which could negatively affect our ability to manage costs and maintain profitable operating margins.

We currently purchase a majority of our raw material from three different material suppliers with whom we have no written purchase contracts. Our three largest suppliers, combined, represent 80% of all raw materials we purchased in 2008. Any supplier and any order may be terminated or rejected by any supplier at any time. Our reliance on open orders, no preference or assurances from suppliers, and our reliance on three primary suppliers, creates a risk that our supply of raw materials may be interrupted at any time. We may not be able to timely source another supplier, resulting in further delays. We have tried to minimize these risks by maintaining inventories consistent with projected needs but can make no assurances that we will be able to maintain adequate stockpiles or that we will be able to acquire and stockpile raw materials at costs that can be passed on to customers. Our failure to ensure a steady supply of raw material or any significant interruption in the supply of raw materials could have a material adverse effect on our operations and ability to timely fulfill orders that could result in lost orders and revenue.

We rely on third-party suppliers and manufacturers to provide raw materials for our products and to produce our products, and we will have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity.

Substantially all of our products will be manufactured by unaffiliated manufacturers. We may not have any long-term contracts with our suppliers or manufacturing sources, and we expect to compete with other companies for raw materials, production and import capacity.

There can be no assurance that there will not be a significant disruption in the supply of raw materials from our intended sources or, in the event of a disruption, that we would be able to locate alternative suppliers of materials of comparable quality at an acceptable price, or at all. In addition, we cannot be certain that our unaffiliated manufacturers will be able to fill our orders in a timely manner.

If we experience significant increased demand, or need to replace an existing manufacturer, there can be no assurance that additional supplies of raw materials or additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or manufacturer would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new manufacturing or raw material sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Any delays, interruption or increased costs in the supply of raw materials or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

In addition, there can be no assurance that our suppliers and manufacturers will continue to provide raw materials and to manufacture products that are consistent with our standards. We may receive shipments of product that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of revenues resulting from the inability to sell those products and related increased administrative and shipping costs. In addition, because we do not control our manufacturers, products that fail to meet our standards or other unauthorized products could end up in the marketplace without our knowledge, which could harm our reputation in the marketplace.

We rely on limited intellectual property protection as an important element of competition.

We currently have trademark registration for most of our products. We rely on common law trademark rights to protect our unregistered trademarks as well as our trade dress rights. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register our trademarks in certain jurisdictions where our products are sold.

Currently, we have no patents on our products. We will continue to use the current business strategy of adding proprietary blends to each product formula. More than the name trademark, the proprietary blend formula makes formula replication challenging for any possible competitor. We believe adding proprietary blends make replication quite difficult and expensive. However, to the extent we do not have patents on our products; another company may replicate one or more of our products. Although we seek to ensure that we do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us.

Like other retailers, distributors and manufacturers of skin care and personal care products, we face an inherent risk of exposure to product liability claims in the event that the use of the products that we sell results in injury.

While management believes we are currently materially compliant with regulations covering our products, we may be subjected to various product liability claims, including claims that the products we sell contain contaminants, are improperly labeled or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. In addition, we may be forced to defend lawsuits. While to date we have never been subject to any product liability claim, we cannot predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. If our insurance protection is inadequate and our third-party vendors do not indemnify us, the successful assertion of product liability claims against us could result in potentially significant monetary damages. In addition, interactions of our products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored.

We may also be exposed to claims relating to product advertising or product quality. People may purchase our products expecting certain physical results, unique to skin care and personal care products. If they do not perceive expected results to occur, certain individuals or groups of individuals may seek monetary retribution.

Our business may be adversely affected by unfavorable publicity within the skin care or personal care market.

We believe that the skin care and personal care markets are significantly affected by national media attention. As with any retail provider, future scientific research or publicity may not be favorable to the industry or to any particular product, and may not be consistent with earlier favorable research or publicity. Because of our dependence on consumers’ perceptions, adverse publicity associated with illness or other adverse effects resulting from the use of our products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research, could have a material adverse effect on our business, financial condition and results of operations. We are highly dependent upon consumers’ perceptions of the safety and quality of our products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that skin care or personal care products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

Our success is dependent upon the successful introduction of our new products and success in expanding the demand for existing brands.

We believe the growth of our net sales is substantially dependent upon our ability to introduce our products to the public. At present, we have limited resources to spend on advertising and marketing therefore we will rely, to a large extent, on relationship with strategic partners to assist in our development of distribution channels. Our ability to meet future obligations is dependent in large measure on the success of our product sales. We expect to introduce additional products. The success of new products is dependent upon a number of factors, including our ability to formulate products that will appeal to consumers and respond to market trends in a timely manner. There can be no assurance that our efforts to formulate new products will be successful or that consumers will accept our new products. In addition, products experiencing strong popularity and rapid growth may not maintain their sales volumes over time.

We do not have long-term contracts with suppliers and manufacturers and we are dependent on the services of these third parties.

We purchase all of our products from third-party suppliers and manufacturers pursuant to purchase orders, but without any long-term agreements. In the event that a current supplier or manufacturer is unable to meet our manufacturing and delivery requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. While we believe alternative sources are in most cases readily available and we have also established working relationships with several third-party suppliers and manufacturers, none of these agreements are long term. We also rely on third-party carriers for product shipments, including shipments to and from our distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our carrier’s ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate manner would harm our reputation and our business and results of operations.

The skin care, hair care and personal care product markets are intensely competitive and the strengthening of any of our competitors could harm our business.

The skin care, hair care and personal care products industry is intensely competitive. Many competitors have greater name recognition and financial resources, which may give them a competitive advantage. Our competitors may also be able to devote greater resources to marketing, promotional, and pricing campaigns that may influence our continuing and potential independent associates and members to buy products from competitors rather than from us. Such competition could adversely affect our business and current market share.

Many of our competitors have substantially greater financial, technical and human resources than we do.

Our competitors may succeed in formulating products that are more effective than those currently developed by us. Progress by other researchers in areas similar to those being explored by us may result in further competitive challenges. In addition, academic institutions, government agencies, and other public and private organizations conducting research may seek patent protection with respect to potentially competitive products. They may also establish exclusive collaborative or licensing relationships with our competitors.

In addition, large pharmaceutical companies compete with others and with us in the skin care and personal care product industry. Increased competition from such companies could have a material adverse effect on us because such companies have greater financial and other resources available to them and possess manufacturing, distribution and marketing capabilities far greater than ours.

We also face competition in both the health food store and mass market distribution channels from private label products offered by health and natural food store chains, drugstore chains, mass merchandisers and supermarket chains.

Risks Related to this Offering

The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus.

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria. No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder. Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction.

There is presently no market for the Shares, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for sale or transferability of the shares within the near future. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. There is not a public market for the resale of the Shares. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTCBB, but it is the Company’s plan that the common shares be quoted on the OTCBB. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)

the equity security is listed on NASDAQ or a national securities exchange;

(ii)

the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or

(iii)

the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions. If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Shares eligible for sale or convertible into shares in the future could negatively affect our stock price and dilute shareholders

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. This might also make it more difficult for us to raise funds through the issuance of securities. As of November 20, 2009, we had 89,986,001 issued and outstanding shares of common stock of which our officers and directors hold or control 82,017,905 shares of common stock (excluding outstanding preferred shares).

As of the date of this registration statement, there are 10,000,000 shares of Series A preferred stock that is convertible into shares of common stock on a one to one basis. These preferred shares are held by our officers and directors. Such shares vote on a 1 to 2 basis and vote with the common stock, except as otherwise required under Florida law. We have not issued options or other securities under our equity incentive plan; however, we may issue and/or register additional shares, options, or warrants in the future in connection with acquisitions, compensation or otherwise. We cannot predict what effect, if any, market sales of shares held by any stockholder or the availability of these shares for future sale will have on the market price of our common stock.

Our management and principal shareholders in the aggregate, own or control approximately 92% of our outstanding common shares and as majority shareholders, are able to control voting on issues and actions that may not be beneficial or desired by other shareholders.

As of the date of this registration statement, our offers and directors own approximately 92% of the issued and outstanding common stock. Furthermore, our officers and directors also own 10,000,000 shares of Series A preferred stock, which have significant voting rights. Accordingly, our officers and directors control 99% of the issued and outstanding shares and as such could elect all directors, and dissolve, merge or sell our assets or otherwise direct our affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control; impede a merger, consolidation, takeover or other business combination involving the Company, which, in turn, could depress the market price of our common stock.

The exercise of the warrants and options could negatively affect the market price for our common stock`.

In the event that a market for our common stock develops, to the extent that holders of the warrants exercise such convertible securities and then sell the underlying shares of common stock in the open market, our common stock price may decrease due to the additional shares in the market.

The issuance of preferred stock could change control of the company.

Our articles of incorporation authorize the Board of Directors, without approval of the shareholders, to cause shares of preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by the Board of Directors. Our articles of incorporation further authorize the Board of Directors to fix and determine the powers, designations, preferences and relative, participating, optional or other rights (including, without limitation, voting powers, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into common stock or preferred stock of any series, redemption provisions and sinking fund provisions) between series and between the preferred stock or any series thereof and the common stock, and the qualifications, limitations or restrictions of such rights. In the event of issuance, preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of our company. Although we have no present plans to issue additional series or shares of preferred stock, we can give no assurance that we will not do so in the future.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

our ability to attract and retain management;

•

our growth strategies;

•

anticipated trends in our business;

•

our future results of operations;

•

our ability to make or develop and maintain distribution arrangements;

•

our liquidity and ability to finance our product development, marketing and advertising activities;

•

the timing, cost and research for proposed products;

•

the impact of government regulation;

•

estimates regarding future net revenues;

•

planned capital expenditures (including the amount and nature thereof);

•

research and development relating to products;

•

our financial position, business strategy and other plans and objectives for future operations;

•

the possibility that research and development or marketing of our products may involve unexpected costs;

•

competition;

•

the ability of our management team to execute its plans to meet its goals;

•

general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

•

other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

All written and oral forward-looking statements made in connection with this Form S-1 that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. The Company will receive up to $20,000 in the event the warrants are exercised. The proceeds, if any, will be used for general working capital purposes.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company. No independent accountant or appraiser has been retained to protect the interest of the investors. No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares. Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing in this registration statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this registration statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” in this registration statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Significant Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 2 of the Notes to Financial Statements describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our consolidated financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

Use of Estimates -- These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specifically, our management has estimated the expected shelf life of our inventory, the future economic benefit of prepaid slotting allowances and trade credits, our marketing initiatives ability to generate sufficient business to support expand production capacity, potential inventory and distribution requirements as well as obsolescence and our net operating loss for tax purposes. Actual results could differ from those estimates.

Risks and Uncertainties -- The Company’s business could be impacted by price pressure on its product manufacturing, acceptance of its products in the market place, new competitors, changes in federal and/or state legislation and other factors. Adverse changes in these areas could negatively impact the Company’s financial position, results of operations and cash flows.

Cash and Equivalents -- We maintain our cash in bank deposit accounts that are federally insured. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2008 and 2007, cash and cash equivalents included cash on hand and cash in the bank.

Accounts Receivables -- Accounts receivable are reported at net realizable value. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. In estimating credit risk, management considers the customer’s specific performance history with other vendors, credit bureau reports and industry reputation. During the period ended December 31, 2008 no losses have been incurred from uncollectible accounts.

Inventory – Inventory is reported at the lower end of cost or market on the first-in, first-out (FIFO) method. Our inventory is subject to expiration and accordingly quantities purchased and sell through rates are periodically monitored for potential overstocking or pending expiration as a basis for establishing the appropriate reserve for any estimated expiration or obsolescence. Our inventory is stored in third party fulfillment facilities that also perform shipping functions.

Revenue Recognition -- Revenue is recognized when a product is shipped. The Company manages the collection process for transactions processed on its website, but it outsources its fulfillment (delivery) process to third parties.

The Company’s revenue recognition policies are in compliance with SAB 104, Revenue Recognition, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

•

persuasive evidence of a sales arrangement exists,

•

delivery has occurred,

•

the sales price is fixed or determinable and

•

collectability is probable.

Shipping and handling charges related to sales transactions are recorded as sales revenues when billed to customers or included in the sales price in accordance with EITF 00-10, “Accounting for Shipping and Handling Fees and Costs”. Shipping and handling costs are included in cost of revenue.

The Company accepts product returns and will issue a credit, refund or product exchange. To date, product returns have occurred but are not considered material. The Company has not established a product return reserve. The Company accepts product returns and will issue a credit, refund or product exchange. To date, product returns have occurred but are not considered material. The Company estimates that future returns of current product sales will also be immaterial.

Research and Development -- The Company does not engage in research and development as fined in SFAS 2, “Accounting for Research and Development Costs.” However, the Company does incur formulation costs that include salaries, materials and consultant fees. These costs are classified as product development, selling, general and administrative expenses in the statements of operations.

Related Company - The Company made net advances of $68,336 to a related company which ultimately turned out to be uncollectible due to failure of the related company. The related company referred to was not included in our consolidated financials but was related to our company through common ownership and management. The related company referred to was engaging in a venture to procure modeling services. Our advances were strictly discretionary and we had no commitments or obligations to provide ongoing or future funding. The related company referred to was discontinued in 2008 and our management now devotes its full time and attention to our operations. No further funds or losses will be advanced or realized from this related company.

Results of Operations

The following discussion and analysis addresses the major factors that affected our operations and financial condition reflected in our consolidated audited financial statements for the years ended December 31, 2008 and December 31, 2007 and the nine month periods ended September 30, 2009 and September 30, 2008. This discussion is intended to supplement and highlight information contained in, and should be read in conjunction with, our financial statements and related notes and the selected financial data presented elsewhere in this prospectus.

Year Ended December 31, 2008 (“YTD-2008”) to the Year Ended December 31, 2007 (“YTD-2007”)

Revenues -- Total revenues increased $798,817 or 40.6%, to $2,766,475 (YTD-2008) from $1,967,658 (YTD-2007). The Company’s product revenues represent primarily sales of Revita and Spectral DNC, which together represent 54% of total sales and Oligo DX, Spectral DNC-L and Spectral RS, which together account for approximately 30% of total sales.

Revenues have increased as a result of the Company’s efforts to establish distribution agreements with distributors in several global target markets. The Company conducts a significant portion of business with Cellway International, Inc. under an exclusive distribution agreement. Revenues from the Cellway International, Inc. agreement accounted for approximately 11% of the Company’s total revenues during 2008.

Cost of Goods Sold -- Total cost of goods sold increased $353,800 or 49.5%, to $1,068,555 (YTD-2008) from $714,755 (YTD-2007). $290,172 or 82.0% of the increase is primarily related to our 40.6% increase in sales. $63,629 or 18.0% of the increase is a result of fluctuations in product cost and handling expenses.

Selling and Marketing Costs -- Selling and marketing costs increased $169,397 or 25.7%, to $827,276 (YTD-2008) from $657,879 (YTD-2007). The increase is primarily due to the following:

–

Increases in:

•

$205,393 for warehousing costs due to increased costs of distribution as a result of our expanding sales,

•

$44,530 for freight and shipping costs also resulting from our expanding sales,

•

$39,406 for travel and entertainment costs incurred to promote additional sales,

•

$36,914 for postage costs resulting from increased shipments of product,

•

$30,588 net, for other selling and marketing costs,

–

Decreases in:

•

$187,434 for marketing and promotion cost that were borne, in a large part, by the Company’s distributors in 2008.

General and Administrative Costs -- General and administrative costs increased $681,433 or 113.5%, to $1,281,892 (YTD-2008) from $600,459 (YTD-2007). The increase is due to the following:

–

Increases in:

•

$307,469 for personnel costs due to increased staffing and bonus as a result of our expanding sales,

•

$233,000 for settlement claims with two suppliers who provided print media advertising services; management disputes the value of the claims based on ad placement and circulation; although we expect the claims to be settled for approximately $100,000, we have accrued the full amount of the claims,

•

$58,760 for professional fees for attorneys and accountants to draft and review various new business arrangements to promote expanding sales,

•

$57,451 for bad debts resulting from unrecovered advances to a failed related company,

•

$62,631 net, for various other general and administrative costs,

–

Decreases in:

•

$37,878 for office rent cost a portion of which was subleased in 2007, prior to the Companies growth in 2008.

Other Income (Expense) -- Other expenses increased $14,009 to $14,009 expense (YTD-2008) from $0 expense (YTD-2007). The increase was primarily a result of adjustments made to the Company’s merchant account as a result of reconciling balances.

Net Loss -- As a result of the various fluctuations discussed above, Net Loss increased $419,821 or 7,723% to a $425,257 Net Loss (YTD-2008) from $5,436 Net Loss (YTD-2007).

Nine Months Ended September 30, 2009 to the Nine Months Ended September 30, 2008

Results of Operations for the Nine Months Ended September 30, 2009 (PTD09) As Compared To the Nine Months Ended September 30, 2008 (PTD08)

Revenues -- Total revenues increased $544,055 or 25.6%, to $2,651,801 (PTD09) from $2,107,746 (PTD08). The Company’s product revenues represent primarily sales of Revita and Spectral DNC, which together represent 48.5% of total sales and Oligo DX, Spectral DNC-L and Spectral RS, which together account for another 26.0% of total sales.

Revenues have increased as a result of the Company’s efforts to expand its distribution. The Company conducts a significant portion of business with two distributors, Cellway International, Inc. and WR Group, Inc., which total approximately 6.5% and 24.8% of (nine months ended September 30, 2009) revenues, respectively.

Cost of Goods Sold -- Total cost of goods sold decreased $102,474 or 12.7%, to $703,156 (PTD09) from $805,630 (PTD08). During the nine months ended September 30, 2009, we (1) began to formulate some of our own products in our laboratory facilities rather than outsource formulation and (2) based on sales projections we began to increase our batch size for production which also reduced costs.

Historically the Company relies on third party subcontractors and suppliers to provide product raw materials, components and to formulate, produce and package finished good. Third parties also provide order fulfillment, warehousing and distribution services. As disclosed above, we made two significant changes to our production methodology. First, we began to formulate certain of our products ourselves in an effort to control quality and reduce costs and we began to purchase product in larger production batches thereby increasing production efficiency for our outsourced suppliers.

Selling and Marketing Costs -- Selling and marketing costs increased $258,458 or 39.2%, to $917,493 (PTD09) from $659,035 (PTD08). The increase was primarily due to the following:

–

Increases in:

•

$64,256 for consulting and sales commissions resulting from our expanding sales efforts in new markets,

•

$80,864 for freight and shipping costs,

•

$39,611 for warehousing costs due to increased costs of distribution as a result of our expanding sales,

•

$66,554 for marketing and promotion expense,

•

$15,323 for product development,

•

$9,800 for call center operations also resulting from our expanding sales efforts, and

•

$2,857 for net other selling and marketing costs.

–

and partially offset by decreases in:

•

$20,807 for postage.

General and Administrative Costs -- General and administrative costs increased $515,915 or 75.4%, to $1,199,953 (PTD09) from $684,038 (PTD08). The increase is primarily due to the following:

–

Increases in:

•

$301,968 for professional fees for attorneys and accountants to draft and review various new business arrangements to promote expanding sales and SEC filings,

•

$127,087 for personnel costs due to increased staffing and bonus as a result of the growth of our business and becoming a public company,

•

$32,877 for bad debts resulting from unrecovered advances to a failed related company,

•

$17,763 for rent,

•

$10,972 for repairs and maintenance,

•

$10,336 for credit card fees, and

•

$14,912 for net other general and administrative costs.

–

and partially offset by a decrease in:

•

decreases of $1,416 included in net other general and administrative costs reported above.

Other Income (Expense) -- Other income (expense) increased $105,781 or 724.2% to $91,175 income for the nine months ended September 30, 2009 from ($14,607) expense for the nine months ended September 30, 2008. The increase was primarily a result of net settlements of various supplier related claims and litigations for less than the original claim, net of various other nominal expenses which individually are not significant.

Net Income (Loss) -- As a result of the various fluctuations discussed above, Net Income (Loss) increased $22,064 or 39.7% to $77,628 net loss (nine months ended September 30, 2009) from $55,564 net loss (nine months ended September 30, 2008).

Liquidity and Capital Resources

We had working capital of $883,752 at September 30, 2009. Our operating and capital requirements in connection with supporting our expanding operations and introducing new products have been and will continue to be significant to us. Our losses from 2007 and 2008 operations along with the increased costs and working capital required to grow our business were satisfied through the initial contribution by our founders in 2007 and through subscriptions to purchase shares under a private placement which we began accepting subscriptions in early 2009.

Based on our current plans for the next 12 months, we anticipate that additional revenues earned from our expanded product line and broadened distribution channels will be the primary organic source of funds for future operating activities in 2009. To fund continued expansion of our product line and extend our reach to broader markets, including foreign markets, we may rely on bank borrowing, if available, and the private placement of securities.

During the nine months ended September 30, 2009, the Company accepted an aggregate of $1,000,600 from 5 foreign investors to subscribe for 3,320,000 of our common shares under a Private Placement Memorandum (“PPM”). The PPM provides for issuance costs of 30% which amounted to $300,180 in relation to these transactions. As a result, the Company netted $700,420 in proceeds from the subscription.

Cash Flows for the Year Ended December 31, 2008

Cash Flows from Operating Activities

Operating activities used net cash for the year ended December 31, 2008 of $57,869. Net cash used reflects an adjusted net loss for the year ended of approximately $412,617, as adjusted for various items which impact net income but do not impact cash during the period, such as depreciation and amortization. Net cash used also reflects $354,749 of cash provided from net changes in working capital items, primarily from financing provided by vendors, which included:

•

a $68,278 used by an increase in accounts receivable as a result of increased sales,

•

a $40,755 used by an increase in inventory to support increased sales,

•

a $16,722 used by an increase in prepaid expenses and other current assets also as a result of increased sales and as a result of subscription issuance cost advances,

•

a $422,841 provided by an increase in accounts payable and accrued expenses as a result of additional purchases from vendors to support expanded sales, and accrued warrant expense and supplier claims, and

•

a $57,661 provided by an increase in other current liabilities as a result of customer deposits received for future orders.

Cash Flows used in Investing Activities

Our investing activities used $66,006 in net cash during the year ended December 31, 2008. Net cash used is primarily composed entirely of capital expenditures for furniture and equipment along with security deposits to expand our operational capabilities. We also advanced $14,587 to related parties to develop additional brands and distribution channels.

Cash Flows from Financing Activities

Our financing activities provided net cash of $149,222 for the year ended December 31, 2008. We raised approximately $213,174 through subscriptions for the sale of our common stock, before 63,952 in issuance costs.

Cash Flows for the Nine Months September 30, 2009

Cash Flows from Operating Activities

Operating activities used net cash for the nine months ended September 30, 2009 of $342,864. Net cash used reflects adjusted net loss for the period ended of approximately $46,548, as adjusted for various items which impact net income but do not impact cash during the period, such as depreciation and amortization. Net cash used also reflects $296,316 of cash used to support net changes in working capital items, which included:

•

a $556,142 increase in accounts receivable as a result of two invoices, totaling approximately $360,000 for design and branding services on behalf of two significant customers;

•

a $333,250 increase in inventory costs due to the increase in raw materials and bulk materials for current production;

•

a $349,508 increase in accounts payable as a result of satisfying certain outstanding vendor balances, and

•

a $258,741 increase in other current payables.

Cash Flows used in Investing Activities

Our investing activities provided $21,425 in net cash during the nine months ended September 30, 2009. Net cash provided is composed of a return of $29,587 from previous advances to related parties, along with an $8,329 in purchases of furniture and fixtures.

Cash Flows from Financing Activities

Our financing activities provided net cash of approximately $700,420 for the nine months ended September 30, 2009. We raised approximately $1,000,600 through subscriptions to purchase our common stock, net of $300,180 in issuance costs.

Financial Position

Total Assets -- Our total assets increased $1,249,511 or 129.1% to $2,217,139 as of September 30, 2009 from $967,628 as of December 31, 2008 primarily as a result of a net increase in current assets of $1,283,516; which was partially offset by a net decrease in furniture and equipment of $4,418; and a net decrease in other assets of $29,587 for reductions in advances to related parties.

Current Assets -- The net increase in current assets was associated with a $333,250 increase in inventory levels, a $556,142 increase in accounts receivable, and a $378,982 increase in cash, and a decrease in prepaid expenses of $15,143.

Inventory -- Inventory levels increased 114.5%, in part as a result of our change in production methodology to stock raw materials to support increased batch production runs from 5,000 units to 10,000 and 20,000 units in an effort to reduce production costs and to support the in-house formulation of our own finish product rather than continuing to rely solely on outsourced formulation production.

The increased inventory level on hand at September 30, 2009, represents approximately 66.6% of COGS or an 8 month supply based on the sell through rate achieved for the nine months ended September 30, 2009. Management believes that the sales achieved in the first nine months of 2009 is consistent with its projections and will continue throughout fiscal year 2009. Management also understands that these inventory decisions result in an inventory turnover rate of 1.3 times. Management intends to improve this turnover rate in the future and its ultimate goal is to achieve at least a 3 times inventory turnover rate, once it has satisfactorily explored alternative production methodologies and established a profitable and sustainable production cost structure. Management has no projections as to when its inventory turnover rate goal may be achieved.

As part of its decision, management has considered the potential impairment costs and storage costs associated with slow turning inventory. Before embarking on these decisions management consulted its chemist and determined that most of its materials and components had a shelf life of 3-5 years. Even its active ingredients, whose normal shelf life is a relatively short 6 months, is stabilized and extended, when mixed into finished product. Accordingly, management has concluded that no impairment reserves are required at September 30, 2009.

Accounts Receivable -- The increase represents a 127% increase in the accounts receivable balance at December 31, 2008. The increase is the result of two invoices recorded in late September 2009, totaling approximately $360,000 for design and branding services performed on behalf of two significant customers. The design and branding services have not been fully completed and accordingly a substantial portion of the invoice values were deferred for revenue recognition purposes. Management believes that its current receivables are collectable.

Cash -- The increase in cash is explained more fully by the following discussion of cash flows.

Sales of Equity Securities

In 2009, we began accepting subscriptions from the sale of shares of our common stock to non-US resident investors. The placement of common stock is currently open and is intended to meet the exemptions of Regulation S of the Securities Act. The funds received from the sale of our common stock have been used for operational purposes. We have received funded subscriptions, less selling expenses and finder’s fees, as follows:

Table of funded subscriptions, less selling expenses

	Common Stock Proceeds	Selling Expenses	Net Proceeds

2008	$213,174	$63,952	$149,222
2009(1)	$1,000,600	$260,180	$700,420
TOTAL	$1,213,774	$364,132	$849,642

———————

(1)

Information through the nine months ended September 30, 2009.

Subsequent Events

During October 2009, the Company accepted an aggregate of $7,000 from 14 investors to subscribe for 28,000 of our common shares under a private placement memorandum. The Company netted $7,000 in proceeds from the subscription.

Material Commitments

None.

Off Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures about Market Risk

None.

Recent Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In June 2009, FASB issued its final statement SFAS 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a Replacement of FASB Statement No. 162”. SFAS 168 made the FASB Accounting Standards Codification (the Codification) the single source of U.S. GAAP used by nongovernmental entities in the preparation of financial statements, except for rules and interpretive releases of the SEC under authority of federal securities laws, which are sources of authoritative accounting guidance for SEC registrants. The Codification is meant to simplify user access to all authoritative accounting guidance by reorganizing U.S. GAAP pronouncements into roughly 90 accounting topics within a consistent structure; its purpose is not to create new accounting and reporting guidance. The Codification supersedes all existing non-SEC accounting and reporting standards and was effective for the Company beginning July 1, 2009. Following SFAS 168, the Board will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates (ASU). The FASB will not consider ASUs as authoritative in their own right; these updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification.

In August 2009, the FASB issued ASU 2009-05 which includes amendments to Subtopic 820-10, “Fair Value Measurements and Disclosures—Overall”. The update provides clarification that in circumstances, in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update. The amendments in this ASU clarify that a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability and also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The guidance provided in this ASU is effective for the first reporting period, including interim periods, beginning after issuance. The adoption of this standard did not have a material impact on the Company’s consolidated financial position and results of operations.

In September 2009, the FASB issued ASU 2009-06, Income Taxes (Topic 740), ”Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities”, which provides implementation guidance on accounting for uncertainty in income taxes, as well as eliminates certain disclosure requirements for nonpublic entities. For entities that are currently applying the standards for accounting for uncertainty in income taxes, this update shall be effective for interim and annual periods ending after September 15, 2009. For those entities that have deferred the application of accounting for uncertainty in income taxes in accordance with paragraph 740-10-65-1(e), this update shall be effective upon adoption of those standards. The adoption of this standard is not expected to have an impact on the Company’s consolidated financial position and results of operations since this accounting standard update provides only implementation and disclosure amendments.

In September 2009, the FASB has published ASU No. 2009-12, “Fair Value Measurements and Disclosures (Topic 820) - Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)”. This ASU amends Subtopic 820-10, “Fair Value Measurements and Disclosures – Overall”, to permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent). This ASU also requires new disclosures, by major category of investments including the attributes of investments within the scope of this amendment to the Codification. The guidance in this Update is effective for interim and annual periods ending after December 15, 2009. Early application is permitted.  The Company is in the process of evaluating the impact of this standard on its consolidated financial position and results of operations. The adoption of this standard did not have an impact on the Company’s consolidated financial position and results of operations.

In October 2009, the FASB has published ASU 2009-13, “Revenue Recognition (Topic 605)-Multiple Deliverable Revenue Arrangements”, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria in Subtopic 605-25, “Revenue Recognition-Multiple-Element Arrangements”, for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and also requires expanded disclosures. The guidance in this update is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard did not have an impact on the Company’s consolidated financial position and results of operations.

In October 2009, the FASB has published ASU 2009-14, “Software (Topic 985)-Certain Revenue Arrangements that Include Software Elements” and changes the accounting model for revenue arrangements that include both tangible products and software elements. Under this guidance, tangible products containing software components and nonsoftware components that function together to deliver the tangible product's essential functionality are excluded from the software revenue guidance in Subtopic 985-605, “Software-Revenue Recognition”. In addition, hardware components of a tangible product containing software components are always excluded from the software revenue guidance. The guidance in this ASU is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard did not have an impact on the Company’s consolidated financial position and results of operations.

Other ASUs not effective until after September 30, 2009, are not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

BUSINESS

Divine Skin, Inc. is a Florida corporation organized on January 26, 2007. Divine Skin, Inc. and its subsidiaries develop products for skin care and personal care needs. Through its predecessors, including Divine Skin, Inc., (a New York company) the Company has been developing and marketing skin care and personal care products for over ten years. In January 2007 the operations of Divine Skin, Inc. (a New York company), were terminated and its assets were distributed to its shareholders. Those assets and certain liabilities were used to capitalize Divine Skin, Inc. (a Florida corporation). The companies had common shareholders. The Company currently conducts business under the “Divine Skin” trade name and also under the “DS Laboratories” trade name.

Our shareholders also owned DS Laboratories, Inc. (a Florida company), which was formed in January 2007 to secure the DS Laboratories trade name and was essentially idle through 2007 and 2008. The issued and outstanding shares of DS Laboratories, Inc. (a Florida company) were transferred to the Company for nominal consideration. We operated under the “DS Laboratories” trade name through the informal consent of the shareholders of DS Laboratories, Inc., who are also our shareholders. Because DS Laboratories, Inc. is a legally registered entity, we have not filed a fictitious name notification. DS Laboratories, Inc. (a New York Corporation) was closed in December 2006 and recapitalized as a Florida corporation in January 2007. Divine Skin, Inc. (a Florida corporation) has operated out of South Florida since its inception in 2007.

In January 2009, the Company acquired 100% of the outstanding shares of Sigma Development and Holding Co., Inc. for a nominal amount. Sigma was founded by our Vice President’s father. Sigma was founded as an upscale brand addition to the Company’s product portfolio. Sigma operated as a related but separate entity until the acquisition. Subsequent to the acquisition, Sigma operates as a wholly owned subsidiary of the Company. We currently distribute hair growth products, facial moisturizers and anti-aging facial cleansers through Sigma. In March 2009, Polaris Labs, Inc. was founded as a wholly owned subsidiary of the Company. Polaris was founded for marketing purposes, to distribute Polaris branded versions of the Company’s products to physicians and to foreign distributors. We currently distribute hair care products through Polaris. These products are primarily distributed through physicians.

The Company has grown steadily since inception with a network of specialty retailers across North America and distributors throughout Europe, Asia and South America. Divine Skin currently researches and develops (formulates) its own products. We currently offer the following lines of products:

•

skin care

•

personal care

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hair care

Our current products are discussed in detail below. We formulate, market and sell these products through specialty retailers, spas, salons and other distributors. Our products are produced through various third party manufacturers on an order by order basis.

Selling Shareholder Matters

The Company has sold 4,883,096 Shares in the Private Placements, including 28,000 shares to 14 accredited investors during October 2009 and 4,855,096 shares to nine non U.S. persons which shares were issued throughout 2009, at $0.25 per share. The Private Placements raised gross proceeds of $1,220,744. The Company has issued an additional 3,072,000 shares of common stock to various service providers, of which 3,000,000 shares were issued to Gamma Investors on October 1, 2009, pursuant to a distribution agreement. The remaining 72,000 shares were issued to seven individuals for services provided to the Company during October 2009. The services included legal, accounting and general business consulting. Furthermore, in January 2009, the Company entered into a consulting agreement with Abner Silva, a third party consultant. Under the agreement, the consultant provides advisory services to the Company, including but not limited to investor relations and general business matters. The agreement is for a term of 12 months. In consideration for the services provided by the consultant, the Company issued a warrant to purchase up to 2,000,000 shares of the Company’s common stock, exercisable at $0.01 per share for a period of five years from the date of issuance, exercisable in the event that the Company is approved for quotation on the OTCBB. The Shares are being offered for resale under this registration, and the Selling Shareholders intend to sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

Strategy

Divine Skin intends to capitalize on several opportunities to increase its market share, revenues, and profitability. The Company currently has a distribution network of retail outlets in the United States as well as internationally.

We intend to increase revenues and profitability by launching more products and to increase marketing activities for these products. However, merely creating products and putting them on retail shelves is generally a recipe for failure unless a number of supporting activities are carried out simultaneously. Each new product launch is broken down into several phases:

1.

Research and Development. We are a performance driven brand and consumers expect a very high level of effectiveness from Divine Skin. In addition, in the retail environment where our products are sold regular shoppers who contribute to the organic growth and proliferation of the brand are turned away if the products do not deliver something truly special. Therefore all new products must be given careful attention, development, and research. The product launch phase is itself broken down into several phases of packaging development, formulation development, research, compatibility and stability testing, and a few other internal protocols.

2.

Awareness. Based on experience, we believe a product cannot achieve its sales potential unless it is launched along with a strong awareness and sampling campaign. An example of this would be to work with our retail partners and mail a newsletter to each customer that they have on their mailing list and include sachet samples of the product.

3.

Support. When products are rolled out onto retail shelves, in-store training and education is of paramount importance. The difference between simply placing products on shelves versus visiting the stores and providing intensive education, training, and incentives can make a material difference in sales volume.

4.

Advertising. We believe the Company can benefit greatly from increased advertising. Our greatest distribution expansion challenge is supporting new accounts rather than opening them. Furthermore, there is a material cost for hiring, training and compensating local representatives. Therefore, we believe the best way to drive strong sales through the majority of our accounts is to increase nationwide advertising which would simultaneously increase brand awareness and educate clients in local markets to successfully drive sales through remaining doors that are not serviced.

Products

Our current product lines include the following:

Skin Care

Trioxil®

Trioxil (bisazulene gel) is an acne cream. It contains Ichthyol Pale among other ingredients, which has been shown to reduce skin blemishes under an independent study conducted on 101 test persons who were treated with a formulation containing 1% of ICHTHYOL® PALE. The study was conducted by ICHTHYOL-Gesellschaft in Germany in 2004.

Hydroviton®

Hydroviton is a skin cleanser, developed for oily and acne prone skin. It contains liposome encapsulated azelaic acid (trade name: Azelosome) which in an independent study conducted by BASF Corporation in 2004 showed a 46% suppression of 5α-reductase, a hormone that causes oily skin.

Keramene®

Keramene is formulated to suppress hair growth and softens remaining hair strands. Keramene combines plant hormones, natural palmatine and nondihydroguaiaretic acid. Keramene performs via two complementary pathways: 1) inducing follicles into the catagen state so they stop growing hairs, and 2) suppressing kerafinocyte proliferation so remaining hairs grow slower. Keramene contains Telocapil, among other ingredients, which has been shown by an independent study performed by Provital Group in 2003 to reduce hair growth.

Viterol.A®

Viterol.A is an anti-aging aid that contains viatrozene, a compound that is formulated to reduce wrinkles and expression lines and improve over-all skin health. One of the active ingredients of Viterol.A is Acetyl Octapeptide-3. In an independent study performed by Lipotec Group in Spain in 2005, skin topography analysis was performed to measure the effectiveness of applying Acetyl Octapeptide-3 twice a day. Silicon imprints were obtained from around the eyes of 17 women volunteers pre-test and after the 28 day treatment. The reduction value of wrinkle depth was 63%.

Oligo®

Oligo.DX is a cream that is designed to improve the appearance of cellulite from women’s thighs, hips and buttocks. We believe Oligo.DX improves the appearance of cellulite. It contains a liposomal complex of caffeine and escin among other ingredients which were tested in a study by an independent group in Spain in 2002. The global action of this complex as an effective anticellulite was evaluated in an in vivo study performed on 20 females with cellulite imperfections, aged between 18 and 70. The product was applied daily for 60 days on specific body areas and the following parameters were identified: 1.) Buttock circumference - 15% of patients showed a decrease of 2.0 to 3.0 cm while 60% showed a decrease of 0.5 to 1.0 cm; 2.) Thigh circumference - 85% of patients presented a decrease of 0.5 to 1.0 cm; 3.) Body fat mass - 50% of patients showed a significant decrease of 0.6 to 1.4 kg.

Hair Care

Spectral.DNC-L®

Indicated for men with advanced androgenic alopecia – male pattern baldness of 4 or greater on the Norwood scale – Spectral.DNC-L is designed to regrow hair via multiple pathways. We believe this formula helps retain and regrow hair. One of the principal active ingredients in Spectral DNC-L is Procyanidin B-2 complex. In an independent study published in the British Journal of Dermatology in 2002, Procyanidin B-2 was shown to shorten the hair resting phase and prolong the hair growth phase, therefore increasing hair growth results.

Spectral.RS®

Spectral.RS works by addressing multiple causes that lead to thinning hair such as perifollicular fibrosis and internal factors such as stress, hormonal disturbances, lack of vitamins and mineral salts, and the use of certain medications. Perifollicular fibrosis is a condition that accompanies all hair loss whereby the collagen around the hair root becomes rigid and tightens, pushing a root to the surface and causing premature hair loss. One of the active ingredients in Spectral.RS is Adenosine. This ingredient was shown to be effective in an independent clinical study conducted by Shiseido Laboratories in 2005 to induce hair growth.

Revita®

Revita is a hair growth shampoo. Revita is a combination of materials specially designed to maintain scalp vitality and act on follicle dysfunctions. This formulation is developed completely without the use of Sodium Lauryl Sulfate and Sodium Laureth Sulfate, commonly used low cost detergents in shampoos and cleansers that are linked to skin irritation, drying, and hair loss due to follicle attack. It contains a high concentration of caffeine, among other ingredients. Under independent studies conducted at the University of Jena in Germany in 2000 using hair samples from the scalps of young men entering into the first stages of hormone-related hair loss, the caffeine treatment increased average hair growth by approximately 46% and the life cycle of the hair was extended by 37%, when compared to the control study.

Nia Hydrating Shampoo

Nia Hydrating Shampoo was developed in response to requests within our distributor network that are seeing strong demand for hydrating shampoos and conditioners.

Nia Conditioner

Nia Conditioner is designed to complement Nia Hydrating Shampoo.

Personal Care

Nirena®

Nirena is an intimate feminine care cleanser developed without cheap detergents, harsh chemicals, and low pH tolerances, which are found in other commercially available products. The principle active ingredient in Nirena is Brazilian Peppertree extract. In clinical studies, extract of the Brazilian Peppertree displays antimicrobial properties. A 1974 independent study used the herb effectively to treat 100 patients with chronic cervicitis and vaginitis. In 1996 a US patent was awarded for a topical bactericidal medicine made from the oil of the Brazilian Peppertree to be used against pseudomonas and staphylococcus on humans and animals. In 1997 another patent was issued for a similar preparation used as an antibacterial wound cleanser.

Future Products

Revita.ELX

Revita.ELX is a product based on advanced bio-peptides that are designed to grow and increase the length and girth of eyelash hair. The bio-peptides include SymPeptide 226EL, which under independent studies conducted by Symrise Corporation in 2007 have shown a 25% increase in eyelash length after 2 weeks of use. Rather than packaging the product in the form of an eye lash curler, Revite.ELX will be packaged in disposable individual use packets that we believe will provide better hygiene and reduce the risk of eye infection. This product is in the final stages of development and the Company anticipates launching this product by the end of 2009.

Product Studies

The studies referenced above were conducted by independent third parties. Such third parties did not create the products that were subject of the studies. The studies are widely and publicly available, the majority of which can be found on the Internet. As the studies are publicly available, the Company did not obtain the consent of the third parties to reference such third parties in this registration statement.

While the majority of the active ingredients in our current products have undergone independent third party clinical trials, including the studies referenced above, to establish benefit claims and efficacy, certain ingredients contained in our products and our future products may require clinical trials to establish our benefit claims or their safety and efficacy. Such trials can require a significant amount of resources and there is no assurance that such trials will be favorable to the claims we make for our products, or that the cumulative authority established by such trials will be sufficient to support our claims. Moreover, both the findings and methodology of all clinical trials are subject to challenge by scientific bodies. If the findings of clinical trials are challenged or found to be insufficient to support our claims, additional trials may be required, or products may require re-formation, in order for us to continue to market current products or before future products can be marketed. Furthermore, there are limited studies, if any, on our product ingredients combined in our product formulations. Accordingly, there can be no assurance that our products even when used as directed will have the effects intended. In the event we are unable to substantiate benefit claims or efficacy, or in the event that historical clinical trials are refuted, market acceptance for our products may decrease or not develop, which would have a detrimental effect on our business.

Marketing and Advertising

We have in-house graphic design and public relations departments to create and maintain product support literature, catalogs, mailings, web-based advertising, newsletters, editorials, advertorials, and press releases. We also target specific markets by selectively advertising in journals and magazines that we believe reach our potential customers.

Manufacturing and Supplies

Historically the Company relies on third party subcontractors and suppliers to provide product raw materials, components and to formulate and package finished good. Third parties also provide order fulfillment, warehousing and distribution services. Commencing in the first quarter of 2009, we made two significant changes to our production methodology. First, we began to formulate (research and develop) certain of our products ourselves in an effort to improve product quality and reduce costs. Second, triggered by our sales projections, we began to purchase product in larger production batches thereby increasing production efficiency for our outsourced suppliers, which reduced our costs. Warehousing and fulfillment activities remain outsourced.

The Company uses contracted third parties to manufacture its products and to provide raw materials. The third party manufactures are responsible for receipt and storage of raw material, production and packaging and labeling finished goods. At present, the Company is dependent upon manufacturers for the production (manufacturing) of all of its products. To the extent the manufacturer should discontinue the relationship with the Company; the Company’s sales could be adversely impacted. The Company believes at the present time it will be able to obtain the quantity of products and supplies it will need to meet orders.

We purchase all of our raw materials from several third party suppliers and manufacturers pursuant to purchase orders without any long-term agreements. We do not rely on any principal suppliers or manufacturers. In the event that a current manufacturer is unable to meet our supply or manufacturing requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. While we believe alternative sources are in most cases readily available and we have also established working relationships with several third party suppliers and manufacturers, none of these agreements are long-term. We also rely on third party carriers for product shipments, including shipments to and from our distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our carriers’ ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate matter would harm our reputation, our business and results of operations.

Relationships with Retailers

The Company sells a variety of products that fall into the category of skin care, hair care or personal care. While all of our offerings are health care based, each product category targets a slightly different consumer and approaches its target group in a different manner. Due to the common theme, some of the markets will overlap, thereby qualifying the same customer for more than one major product. Our products are sold through retail and wholesale groups. The Company has sold its products to approximately 250 retailers and wholesale groups, none of which individually are material to the Company’s business. The Company does not currently sell directly to the end user. The Company has established relationships with specialty retailers, spas, salons and distributors, the majority of which are on a purchase order basis, without long term commitments. The Company continues to search for retailers and distributors both nationally and abroad for all of our products. Within the U.S. market, the Company sells its products directly to specialty retailers, spas and salons, including, but not limited to GNC, Vitamin Shoppe, Planet Beauty, Target.com and Drugstore.com.

Distribution Agreements

The Company has entered into several distribution agreements and distribution arrangements outside of the United States. The Company believes that there is a need for such arrangements as identifying partners in overseas markets enables the Company to outsource logistical matters and such third parties also provide customer support and have a greater knowledge of local markets and customs.

The Company has entered into an Exclusive Distribution Agreement with Cellway International, Inc. (“Cellway”). Under an agreement dated November 25, 2008, the Company has granted Cellway the exclusive distribution rights for its current products throughout Japan. The term of the agreement is for a period of ten years unless earlier terminated by the Company or Cellway. Cellway may terminate this agreement at any time after December 31, 2009 by providing the Company with not less than 30 days advance written notice. In addition, the Company may terminate the agreement if Cellway fails to comply with minimum sales quotas of 25,000 product units per year. For the year-ended December 31, 2008, revenues from the Company’s relationship with Cellway accounted for 11.3% of the Company’s revenues. In addition, for the three months ended March 31, 2009, revenues from the Cellway Exclusive Distribution Agreement accounted for 19.5% of the Company’s total revenues.

The Company has entered into an Exclusive Distribution Agreement with WR Group, Inc. (“WR Group”). Pursuant to the Exclusive Distribution Agreement dated March 1, 2009, the Company has granted WR Group the exclusive rights to distribute its current products within the European Union. The term of the agreement is for a period of ten years unless earlier terminated by WR Group with not less than 30 days written notice to the Company. In addition, the Company may terminate the agreement if WR Group fails to comply with minimum sales quotas of 25,000 product units per year. For the three month period ended March 31, 2009, revenues from this agreement accounted for approximately 28.5% of all the Company’s revenues.

The Company has also entered into exclusive distribution agreements in Brazil, Mexico, Russia, Saudi Arabia and Egypt.

The exclusive distribution agreement for Mexico is entered into with MD Laboratories S.A. under a one year agreement dated September 2007. The parties have orally agreed to extend the agreement. MD Laboratories may terminate the agreement for any reason upon thirty day advance written notice.

The exclusive distribution agreement throughout Russia is with OOO Omega, a Russian company, and is effective until October 31, 2012. Under the agreement Omega is required to make certain minimum quarterly purchases. The agreement may be terminated by Omega without cause and by the Company in case of default by Omega for failure to meet minimum purchase requirements.

The exclusive distribution agreements for Saudi Arabia and Egypt are with Top Care Trading Co. and the agreement is effective through March 2013. Top Care Trading is subject to minimum annual purchase requirements. The agreement may be terminated by Top Care upon thirty days advance written notice or by the Company if Top Care fails to meet minimum purchase requirements.

The exclusive distribution agreement for Brazil is entered into with Gamma Investors under a one year agreement dated September 1, 2009, as amended. Gamma Investors may terminate the agreement with 30 days notice. The agreement is also subject to minimum purchase requirements. As additional compensation for marketing and consulting services provided under the agreement by Gamma Investors, the Company issued Gamma Investors 3,000,000 shares of restricted common stock.

The Company has also entered into non-exclusive distribution arrangements in Turkey, Canada, Lebanon, Hong Kong and Bangladesh.

Research and Development

We perform our research and development (formulation) at our executive offices, primarily through the services of our chief executive officer and a chemist. During 2007 and 2008 the Company expensed approximately $45,182 and $18,048, respectively, to research and development. None of these costs were borne directly by our customers.

Proprietary Rights

The Company’s products are created in-house. The Company does not license any products from third parties. The Company regards the protection of trademarks and other proprietary rights that it may own material to its future success and competitive position. The Company relies upon the combination of laws and contractual restrictions such as confidentiality agreements to establish and protect its proprietary rights. Laws and contractual restrictions, however, may not be sufficient to prevent misappropriation of proprietary rights or to deter others from independently formulating products that are substantially equivalent or superior to the Company’s products. The Company has no patent protection on any of its products. See “RISK FACTORS”.

The Company has obtained the following U.S. trademarks: DS Laboratories, Aminexil, Revita, Spectral.DNC and Oligo.DX.

The Company currently has no license agreements, franchises, concessions, royalty agreements or other intellectual property.

Regulation

The United States Food, Drug and Cosmetic Act and the Fair Packaging and Labeling Act regulate the purity and packaging of health and beauty aid products and fragrances in cosmetic products. Similar statutes are in effect in various states and foreign jurisdictions. Health and beauty aids are also subject to the jurisdiction of the Federal Trade Commission (FTC) with respect to matters such as advertising content and other trade practices. We believe our products are defined as cosmeceuticals. Within the skin care industry, cosmeceuticals are not clearly regulated. In general products within this category walk a gray line between cosmetics and OTC drugs, often making drug-like claims. It is possible that an agency like the FDA may request that we make certain changes to our label claims and/or remove certain ingredients from our products. We have contracted a law firm that specializes in dealing with these regulatory matters and they have advised us that our regulatory risk is low at this time. However, it should be noted that any very drastic change to our label claims could adversely affect our business. For instance, if we were forced to change “Revita Hair Growth Stimulating Shampoo” to “Revita Shampoo” it could have a negative effect on our marketing of the product, causing a significant drop in sales volume for this product. The failure of our Company or our manufacturers to comply with applicable government regulations could result in product recalls that could adversely affect our relationships with our customers.

Our products are subject to various regulatory risks both domestically and abroad. It is possible that the FDA and health agencies in other countries may take action and demand that we remove certain products from the market, remove certain ingredients, or change certain wording on our packaging that could make the products less desirable to our customers. In addition, it is possible that the FDA and other health agencies may determine that some of the products that we market as cosmetics are actually drugs (either OTC or prescription) and may demand that we apply for either an NDA (New Drug Application) or ANDA (Abbreviated New Drug Application) which could result in the removal of those products from the market and delay the sale of these products. We currently believe that our products are not subject to any specific material regulations. We believe the risk of regulatory action at this time is low; however this can change at any time depending on the current FDA administration and its posture on topical skin care and hair care products. The extent that potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted.

Competition

The skin care and personal care industries are highly competitive. Many of the Company’s competitors are large, well known companies that have considerably greater financial, sales, marketing, research and development and technical resources in the company. Additionally, these competitors have formulary capabilities that may allow them to formulate new and improved products that may compete with product lines that the Company develops and markets. In addition, competitors may elect to devote substantial resources to marketing their products to similar outlets and may choose to develop advertising, educational and information programs like this formulated by the Company to support their marketing efforts. The Company’s business, financial condition and results of operations could be materially and adversely affected by any one or more of such developments.

Our products, in general, compete against similar products distributed by national skin care and personal care companies, including, but not limited to, Cooper Peptide, Syk Haircare and Asian Skincare Ideas. The Company’s competitive position is based on the foundation of developing niche products with active ingredients that may not be found in generic products. The Company’s competitive strategy is based on management’s attempt to continually focus on the application of new technologies and efficiencies rather than fashions or trends.

Employees

September 30, 2009, we had 15 fulltime employees, including two in product research and development, 12 in operations and customer services, and one in administrative and finance positions. In addition, we have one part-time employee. None of our employees are represented by a labor union, nor governed by any collective bargaining agreements. We consider relations with our labor force as satisfactory.

Property

The Company leases its current executive offices and research laboratory in Miami Beach, Florida under a lease agreement dated December 14, 2007 and amended in July 2009. Under the lease agreement as amended, the lease term is through December 31, 2009 and the monthly cost for this space is approximately $6,500. The lease agreement was originally for a term of five years. Pursuant to the amendment, the landlord agreed to terminate the lease on December 31, 2009 in consideration for a payment of approximately $39,000. The lease, as amended, is guaranteed by our executive officers. We believe this space is adequate to maintain our current business operations. At the end of the current lease term, we intend to negotiate a new lease for our current offices or seek alternative space in Miami.

We leased executive office and research laboratory space located at 1135 Kane Concourse, 6th Floor, Bay Harbor, Florida 33154 under an agreement dated March 2009. We leased this space for $7,250 per month. The lease term was for a period of 36 months through January 2012. However, on July 1, 2009, we entered into a lease termination agreement with the landlord of the property.

DIVIDEND POLICY

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

REPORT TO SHAREHOLDERS

The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934 and files current reports, periodic reports, annual reports, and other information with the Securities and Exchange Commission, as required.

LEGAL PROCEEDINGS

The Company is the defendant in a claim filed by Rodale, Inc. in the Eleventh District Court in and for Miami-Dade County, Florida under which Rodale has made a claim against the Company for outstanding fees due for advertising services provided by Rodale in the amount of $168,264. The Company has accrued for this claim in full (see Note 7 to the Company’s unaudited Financial Statements) even though the Company and Rodale are attempting to negotiate a settlement on the total fees owed and the Company is currently making monthly payments against the outstanding fees. The Company cannot predict at this time as to the final amount of the liability arising from this claim. In addition, we are occasionally subject to legal proceedings and claims that arise in the ordinary course of our business. It is impossible for us to predict with any certainty the outcome of pending disputes, and unless otherwise stated below, we cannot predict whether any liability arising from pending claims and litigation will be material in relation to our consolidated financial position or results of operations.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding our executive officers, key employees and directors as of the date of this registration statement. Directors are elected annually and serve until the next annual meeting of shareholders or until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position
Daniel Khesin	29	President, Chief Executive Officer, Principal Accounting Officer and Chairman
Leonid Smirnov	29	Vice President
Michael Paul Strong	29	Vice President of Sales

Daniel Khesin has served as President and CEO of the Company since its inception. Prior to that time, Mr. Khesin was CEO of DK Design Group, Inc., a professional audio company, where he managed investments, engaged in the incubation of new technology and developed a distribution network from January 2004 to 2005. Mr. Khesin was Vice President of Operations of Free Razor, LLC, a continuity program for personal care products from 2003 to 2004. Mr. Khesin attended Hunter College.

Leonid Smirnov has served as Vice President of the Company since its inception. From February 2004 to October 2005 Mr. Smirnov served as Vice President with DK Design Group, Inc., where he was responsible for product development, design and marketing. Mr. Smirnov has an arts degree from Queens College.

Michael Paul Strong has served as Vice President of Sales of the Company since its inception. Prior to 2005, Mr. Strong was a language instructor in Rio de Janeiro, Brazil.

Employment Agreements

We have not entered into employment agreements with any of our officers. Salaries payable to our officers are subject to adjustment and deferral based on operations and cash flow of the Company. Each of our officers are eligible to receive and participate in all benefit, bonus, retirement, health, insurance and incentive programs provided by the Company for its employees.

Board of Directors

Our Board of Directors currently consists of one director. Our Bylaws provide that our board shall consist of not less than one or more than ten individuals. The terms of directors expire at the next annual shareholders’ meeting unless their terms are staggered as permitted in our Bylaws. Each shareholder is entitled to vote the number of shares owned by him for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

Director Compensation

Currently, we do not pay our directors any cash or other compensation for their services as director. In the future, we may consider appropriate forms of compensation.

Committees

To date, we have not established a compensation committee, nominating committee or an audit committee. Our board of directors review the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. None of the members of our board of directors are considered financial experts as defined under Regulation S-K.

EXECUTIVE COMPENSATION

The following table sets forth annual compensation for our officers who were employed by the Company for each of the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name/Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Options ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)	Total ($)
Daniel Khesin	2008	$195,899	—	—	—	—	—	—	$195,899
	2007	$114,746	—	—	—	—	—	—	$114,746
Leonid Smirnov	2008	$106,812	—	—	—	—	—	—	$106,812
	2007	$56,138	—	—	—	—	—	—	$56,138

We have not entered into employment agreements with, nor have we authorized any payments upon termination or change-in-control to any of our executive officers or key employees.

Equity Incentive Plan

In January 2009, the directors and a majority of our shareholders adopted our 2009 Equity Incentive Plan (the “Plan”). We have reserved an aggregate of 5,000,000 shares of common stock for issuance pursuant to options or restricted stock granted under the Plan. As of the date of this Registration Statement, we have issued no options or restricted stock under the Plan. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees, directors and consultants for the Company and its subsidiaries. The Plan shall be administered by the board of directors until such time as a committee shall be appointed (the “Administrator”). Options granted under the Plan may either be options qualifying as incentive stock options (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not so qualify (“Non-Qualified Options”).

The price per share issuable upon exercise of an option shall be determined by the Administrator at the time of the grant and shall (i) in the case of an ISO, not be less than the fair market value of the shares on the date of grant; (ii) in the case of an ISO granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, be at least 110% of the fair market value of the shares on the date of grant; or (iii) in the case of an NQSO, shall be no less than ninety percent (90%) of the fair market value per share on the date of grant. For the purposes of the Plan, the “fair market value” of the shares shall mean (i) if shares are traded on an exchange or over-the-counter market, the mean between the high and low sales prices of shares on such exchange or over-the-counter market on which such shares are traded on that date, or if such exchange or over-the-counter market is closed or if no shares have traded on such date, on the last preceding date on which such shares have traded or (ii) if shares are not traded on an exchange or over-the-counter market, then the fair market value of the shares shall be the value determined in good faith by the Administrator, in its sole discretion.

The per share purchase price of shares subject to options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of options granted under the Plan. Officers, directors and key employees of and consultants to us and our subsidiaries will be eligible to receive Non-Qualified Options under the Plan. Only our officers, directors and employees who are employed by us or by any of our subsidiaries thereof are eligible to receive Incentive Options.

The term of each option and the manner in which it may be exercised is determined by the Administrator, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant.

We have not issued any options, warrants or other equity or non-equity based incentives nor has any equity award/compensation has been awarded to, earned by, or paid to any of our executive officers, directors or key employees; therefore, we have omitted an Outstanding Equity Awards at Fiscal Year End Table as permitted under Regulation S-K. Further, as a “smaller reporting company” we are providing the scaled disclosures as permitted by

Regulation S-K and therefore, have omitted a Grants of Plan Based Award Table, Options Exercised and Stock Vested Table, Pension Benefits Table and Nonqualified Deferred Compensation Table.

Director Compensation

No annual compensation was paid to our directors during 2008, our last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares and percentage of all shares of common stock issued and outstanding as of June 30, 2009, held by any person known to the Company to be the beneficial owner of 5% or more of the Company’s outstanding common stock, by each executive officer and director, and by all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Unless otherwise noted below, the address for each shareholder is 1680 Meridian Avenue, Suite 301, Miami, Florida 33139.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Daniel Khesin	53,360,998(1)	53.4%
Michael Paul Strong	24,253,726(2)	24.3%
Leonid Smirnov	14,403,181(3)	14.4%
Gamma Investors(4)	5,000,000(4)	5.5%
All current officers and directors as a group (3 persons)	92,017,905	92.0%

———————

(1)

Includes 5,500,000 shares of Series A Preferred Stock. Holders of the preferred stock shall be entitled to two votes for each share of preferred stock held and vote together with holders of common stock, except as otherwise required under Florida law. The preferred shares are convertible into shares of common stock on a one-to-one basis at the discretion of the holder of the preferred stock.

(2)

Includes 2,500,000 shares of Series A Preferred Stock. Holders of the preferred stock shall be entitled to two votes for each share of preferred stock held and vote together with holders of common stock, except as otherwise required under Florida law. The preferred shares are convertible into shares of common stock on a one-to-one basis at the discretion of the holder of the preferred stock.

(3)

Includes 2,000,000 shares of Series A Preferred Stock. Holders of the preferred stock shall be entitled to two votes for each share of preferred stock held and vote together with holders of common stock, except as otherwise required under Florida law. The preferred shares are convertible into shares of common stock on a one-to-one basis at the discretion of the holder of the preferred stock.

(4)

Investment and voting control held by Ezio da Fonseca. Includes 1,000,000 shares held individually by Ezio da Fonseca. Address is Estrada das Canoas 320, Sao Conrado, Rio de Janeiro, Brasil.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize us to issue up to Three Hundred Million (300,000,000) shares of common stock, par value $.001. At November 20, 2009, we had issued and outstanding 89,986,001 shares of common stock of which, 82,017,905 shares or 99% is owned or controlled by our officers and directors.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share, pro rata, all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

At September 30, 2009, there were no options or restricted stock issued under our 2009 Equity Incentive Plan.

Preferred Stock

Our articles of incorporation authorize our board of directors, without shareholder approval, to issue up to Thirty Million (30,000,000) shares of preferred stock and to establish one or more series of preferred stock and to determine, with respect to each of these series, their preferences, voting rights and other terms. There are 10,000,000 shares of Series A preferred stock issued and outstanding as of the date of this prospectus. Holders of shares of Series A Preferred Stock are entitled to two votes per share for each share of Series A Preferred Stock on all matters to be voted on by the shareholders of the Company. Holders of shares of Series A Preferred Stock and common stock shall vote together on all shareholders matters, except as otherwise required under Florida law. Therefore, Series A Preferred Stock holders are able to exert significant control over the Company’s management and affairs requiring shareholder approval, including approval of significant corporate transactions. Shares of Series A Preferred Stock are convertible into shares of common stock on a one-to-one basis, at any time, at the discretion of the holder and automatically on September 15, 2012. As of the date of this memorandum, all outstanding shares of Series A Preferred Stock are held by the officers and directors of the Company.

Issuance of additional shares of preferred stock could adversely affect the voting power or other rights of our shareholders or be used, to discourage, delay or prevent a change in control, which could have the effect of discouraging bids for us and prevent shareholders from receiving maximum value for their shares. Although we have no present intention to issue additional shares of preferred stock, we cannot assure you that we will not do so in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

As of September 30, 2009, there were no stock options or other equity incentive securities issued and outstanding as follow:

Equity Compensation Plan Table

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	—	—	5,000,000
Equity compensation plans not approved by security holders	—	—	—
TOTAL	—	—	5,000,000

Options and Warrants

As of September 30, 2009, the Company has issued a warrant to purchase one share of Common Stock of the Company for every ten shares sold under a Regulation S private placement to a selling agent for services rendered in connection with the private placement. Through September 30, 2009, the Company has issued warrants to purchase up to 485,510 shares of common stock. The exercise price of each warrant is $0.01 per share and such warrants are exercisable for a period of five years from the date of issuance. In addition, the Company has also entered into a consulting agreement with the selling agent. In consideration for the services provided by the selling agent, the Company issued the selling agent a warrant to purchase up to 2,000,000 shares of the Company’s Common Stock, exercisable at $0.01 per share for a period of five years from the date of issuance, exercisable in the event that the Company is approved for quotation or trading on the OTCBB.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer, located in St. Petersburg, Florida.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this Offering.

There were a total of 4,883,096 shares of the Company’s common stock issued to purchasers in the Private Placements at $0.25 per share, the majority of which were issued under the exemption from registration provided by Regulation S. During the nine months ended September 30, 2009, the Company issued an aggregate of 4,855,096 shares of common stock to nine foreign investors in consideration of gross proceeds of $1,213,774 under a Private Placement Memorandum (“Reg S PPM”). The Reg S PPM provided for issuance costs of 30% which amounted to approximately $364,132 in relations to this transaction. As a result, the Company netted $849,642 in proceeds from the subscription. The Company issued a common stock purchase warrant to a selling agent (Abner Silva) to purchase up to 485,510 shares of the Company’s common stock exercisable at $0.01 per share for a period of five years from the date of issuance. During October 2009, the Company accepted an aggregate of $7,000 from 14 investors to subscribe for 28,000 of our common shares under a private placement under section 4(2) of the Securities Act of 1933. The Company netted $7,000 in proceeds from the offering.

In addition, there were a total of 3,072,000 shares issued to persons for services provided to the Company, including 3,000,000 shares issued to Gamma Investors under an exclusive distribution agreement with the Company and 72,000 shares issued to seven individuals for legal, accounting and general consulting services provided to the Company. All shares owned by each selling shareholder are being registered and, if sold, no selling shareholder will own any of our stock after this offering. The selling shareholders will offer their shares at $0.25 per share until the Company’s shares are quoted on the OTCBB and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

Furthermore, in January 2009, the Company entered into a consulting agreement with Abner Silva, a third party consultant. Under the agreement, the consultant provides advisory services to the Company, including but not limited to investor relations and general business matters. The agreement is for a term of 12 months. In consideration for the services provided by the consultant, the Company issued a warrant to purchase up to 2,000,000 shares of the Company’s common stock, exercisable at $0.01 per share for a period of five years from the date of issuance, exercisable in the event that the Company is approved for quotation on the OTCBB.

We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. In the event the warrants are exercised, we will receive up to $20,000 in proceeds, which will be used for general working capital purposes. No selling shareholders are broker-dealers or affiliates of broker-dealers. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 89,986,001 shares issued and outstanding as of November 20, 2009, including options exercisable within 60 days of September 30, 2009. Information after the Offering assumes that all securities registered will be sold.

Stockholder and Address	Shares of Common Stock Included in Prospectus	Percentage of Common Stock Before Offering	Beneficial Ownership Before Offering	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After Offering
Regulation S Private Placement Investors
Alison Payne	100,000	*	100,000	0	--
Cedric Gillson	300,000	*	300,000	0	--
Greg Gregoriou	164,000	*	164,000	0	--
Mukesh Paripatyadar	1,000,000	1.1%	1,000,000	0	--
Paul Sandy	304,000	*	304,000	0	--
Peter Bond	867,096	*	867,096	0	--
Trevor Ashmore	120,000	*	120,000	0	--
Service Providers
Gamma Investors(1)	5,000,000	5.5%	5,000,000	0	--
Abner Silva	2,004,000(2)	2.7%(2)(3)	2,489,510(2)(3)	485,510(3)	*
Brian Pearlman	20,000	*	20,000	0	--
Charles Pearlman	20,000	*	20,000	0	--
Jamie Mayersohn	5,000	*	5,000	0	--
Clint Gage	5,000	*	5,000	0	--
Gary Rodney	10,000	*	10,000	0	--
Tushar Batra	10,000	*	10,000	0	--
Section 4(2) Private Placement Investors
Eleonora Lima da Fonseca(4)	2,000	*	2,000	0	--
Juliana Miranda De Souza Ribeiro	2,000	*	2,000	0	--
Ilka De Aguiar Lima Fonseca(4)	2,000	*	2,000	0	--
Luis Sebastian da Silva Vieira(5)	2,000	*	2,000	0	--
Gabriela Lima da Fonseca Costa(4)	2,000	*	2,000	0	--
Mariana Fonseca Lemos	2,000	*	2,000	0	--
Eliana Lima da Fonseca(4)	2,000	*	2,000	0	--
Aparecida Santos	2,000	*	2,000	0	--
Joao Batisata de Moura e Silva(5)	2,000	*	2,000	0	--
Joana D'arc Silva(5)	2,000	*	2,000	0	--
Julie Silva(5)	2,000	*	2,000	0	--
Benjamin Silva(5)	2,000	*	2,000	0	--
Martin Ariel Silva(5)	2,000	*	2,000	0	--

———————

* Less than 1%.

(1)

Investment and voting control held by Ezio da Fonseca. Includes 1,000,000 shares held individually by Ezio da Fonseca that were purchased under the Regulation S Private Placement at $0.25 per share. Also includes 1,000,000 shares that were purchasedunder the Regulation S Private Placement at $0.25 per share that are held by Gamma. Address is Estrada das Canoas 320, Sao Conrado, Rio de Janeiro, Brasil.

(2)

Address is 900 Biscayne Blvd., Miami, Florida 33132. Includes 2,000 shares of common stock held by Whitestone Group, Inc., such shares purchased for $0.25 per share. Includes 2,000 shares issued to Mr. Silva for services provided. Also includes 2,000,000 shares of common stock underlying warrants exercisable at $0.01 per share. Excludes 485,510 shares of common stock underlying warrants exercisable at $0.01 per share.

(3)

Includes 485,510 shares of common stock underlying warrants exercisable at $0.01 per share.

(4)

Fonseca is a relative of Ezio da Fonseca. Fonseca has sole voting and investment powers with respect to the securities indicated.

(5)

Silva is a relative of Abner Silva. Silva has sole voting and investment powers with respect to the shares indicated.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders will offer their shares at $0.25 per share until the shares are quoted on the OTCBB and after that at prevailing market prices or privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

•

facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately-negotiated transactions;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

OTC Bulletin Board Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is not currently included for quotation on the Over the Counter Bulletin Board (“OTCBB”), and there is no public trading market. To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made.

Holders

As of the date of this prospectus, there were 89,986,001 shares of Common Stock outstanding. As of the date of this prospectus, the approximate number of stockholders of record of the Common Stock of the Company was approximately 50 shareholders.

Unregistered Sales of Equity Securities

Upon the Company’s inception, the Company issued an aggregate of 10,000 shares of its common stock to three officers and directors of the Company as founders of the Company. The shares were issued at $0.001 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act. The shares contain a legend restricting their transferability absent registration or applicable exemption. Effective January 2009, the Company declared a stock dividend of 10,000 shares of common stock for one share of common stock.

On January 14, 2009, the Company issued 10,000,000 shares of Series A Preferred Stock which shares were issued to the officers and directors of the Company in exchange of 10,000,000 shares of common stock of the Company held by such individuals. The Series A Preferred Stock was issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares of Series A Preferred Stock may not be transferred absent registration or applicable exemption.

In January 2009, the Company entered into a consulting agreement with Abner, Silva, a third party consultant. Under the agreement, the consultant provides advisory services to the Company, including but not limited to investor relations and general business matters. The agreement is for a term of 12 months. In consideration for the services provided by the consultant, the Company issued a warrant to purchase up to 2,000,000 shares of the Company’s common stock, exercisable at $0.01 per share for a period of five years from the date of issuance, exercisable in the event that the Company is approved for quotation on the OTCBB. The consultant received information concerning the Company and had the opportunity to ask questions about the Company. The warrant was issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act. The warrant contains a legend restricting its transferability absent registration or applicable exemption.

During the nine months ended September 30, 2009, the Company issued an aggregate of 4,855,096 shares of common stock to nine foreign investors in consideration of gross proceeds of $1,213,774 under a Private Placement Memorandum (“Reg S PPM”). The Reg S PPM provided for issuance costs of 30% which amounted to approximately $364,132 in relations to this transaction. As a result, the Company netted $849,642 in proceeds from the subscription. The Company issued a common stock purchase warrant to selling agent to purchase up to 485,510 shares of the Company’s common stock exercisable at $0.01 per share for a period of five years from the date of issuance. The shares were issued under the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. Net proceeds were used for working capital purposes.

During the three months ended September 30, 2009 the Company issued an aggregate of 74,000 shares to eight service providers in consideration of accounting, legal and consulting services provided to the Company. The shares were valued at $0.25 per share. The shares were issued under the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The service providers were accredited and received information concerning the Company prior to making their investment decision. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. Two thousand shares issued to an employee of the Company were subsequently cancelled.

Effective October 1, 2009 the Company issued 3,000,000 shares of common stock to distributor pursuant to the terms of a distribution agreement, as amended. The distribution agreement provides the distributor with exclusive distribution rights throughout Brazil. The shares were issued under the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During October 2009, the Company accepted an aggregate of $7,000 from 14 investors to subscribe for 28,000 of our common shares under a private placement memorandum. The Company netted $7,000 in proceeds from the offering. The shares were issued under the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The investors were accredited and received information concerning the Company prior to making their investment decision. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. The proceeds were used for working capital purposes.

During October 2009, the officers of the Company returned an aggregate of 7,969,059 shares of common stock to the Company for nominal consideration. Such shares were retired by the Company and returned to treasury.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, as amended, provide to the fullest extent permitted by Florida law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Florida Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Pearlman & Pearlman LLC, Fort Lauderdale, Florida. Affiliates of Pearlman & Pearlman have been issued an aggregate of 40,000 shares of the Company’s common stock in consideration of legal services rendered. The sale by the affiliates of all 40,000 shares issued to it is being registered pursuant to the registration statement of which this prospectus is a part of.

EXPERTS

The consolidated balance sheet of Divine Skin, Inc. for the fiscal years ended December 31, 2008 and December 31, 2007 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two year periods ended December 31, 2007 and December 31, 2008 appearing in this prospectus and registration statement have been so included in reliance on the Report of Jewett, Schwartz, Wolfe & Associates, an independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 or via the Internet at http://www.sec.gov.

DIVINE SKIN, INC. (DBA DS LABORATORIES)

DIVINE SKIN, INC. (DBA DS LABORATORIES)

CONSOLIDATED BALANCE SHEETS

	September 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash	$520,900	$141,918
Accounts receivable	997,721	441,579
Inventory	624,207	290,958
Prepaid expenses and other current assets	31,864	16,721

Total Current Assets	2,174,692	891,176

Furniture and Equipment, net	34,447	38,865
Other Assets	8,000	37,587

TOTAL ASSETS	$2,217,139	$967,628

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$974,538	$625,060
Other current liabilities	316,402	57,661

TOTAL LIABILITIES	1,290,940	682,721

COMMITMENTS AND CONTINGENCIES

Shareholder's Equity
Preferred stock, $0.001 par value, 30 million shares authorized: 10 million shares issued and outstanding at September 30, 2009 and zero share issued and outstanding at December 31, 2008, respectively	10,000	—
Common stock, $0.001 par value, 300 million shares authorized: 94,942,096 and 10,000 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	94,942	10
Additional paid-in-capital	898,884	566,368
Stock subscription	—	149,222
Accumulated surplus (deficit)	(77,627)	(430,693)

Total Shareholders' Equity	926,199	284,907

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,217,139	$967,628

See accompanying notes to consolidated financial statements

DIVINE SKIN, INC. (DBA DS LABORATORIES)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Product sales	$907,114	$670,115	$2,656,318	$2,132,056
Service revenue	18,975	—	21,575	—
Less returns and allowances	29,416	(322)	(26,094)	(24,311)

Net revenue	955,505	669,793	2,651,801	2,107,746

Cost of Goods Sold	319,086	320,482	703,156	805,630

Gross Profit	636,419	349,311	1,948,645	1,302,116
	66.6%	52.2%	73.5%	61.8%
Operating Costs and Expenses:
Selling and marketing	490,660	223,463	917,493	659,035
General and administrative	423,451	243,421	1,199,954	684,038

Total operating costs and expenses	914,111	466,886	2,117,447	1,343,073

Other Income (Expense)
Interest income	—	209	73	877
Interest expense	(794)	—	(2,035)	—
Other income (expenses)	111,166	(309)	93,136	(15,484)

Total other income (expense)	110,373	(100)	91,174	(14,607)

Income (Loss) Before Taxes	(167,319)	(117,675)	(77,628)	(55,564)

Income Tax Provision (Benefit)	(34,307)	—	—	—

Net Income (Loss)	$(133,013)	$(117,675)	$(77,628)	$(55,564)

Basic Earnings (Loss) per Share:
Weighted average shares	92,766,124	10,000	90,972,405	10,000
Earnings (Loss) per share	$(0.001)	$(11.77)	$(0.001)	$(5.56)

Diluted Earnings (Loss) per Share:
Weighted average shares	93,251,634	10,000	91,457,915	10,000
Earnings (Loss) per share	$(0.001)	$(11.77)	$(0.001)	$(5.56)

Pro-forma data (reflecting change in tax status):

Income (Loss) Before Taxes	$(167,319)	$(117,675)	$(77,628)	$(55,564)

Pro-forma Income Tax Provision (Benefit)	(34,307)	(23,757)	—	—

Pro-forma Net Income (Loss)	$(133,013)	$(93,918)	$(77,628)	$(55,564)

Basic Earnings (Loss) per Share:
Weighted average shares	92,766,124	10,000	90,972,405	10,000
Earnings (Loss) per share	$(0.001)	$(9.39)	$(0.001)	$(5.56)

Diluted Earnings (Loss) per Share:
Weighted average shares	93,251,634	10,000	91,457,915	10,000
Earnings (Loss) per share	$(0.001)	$(9.39)	$(0.001)	$(5.56)

See accompanying notes to consolidated financial statements

DIVINE SKIN, INC. (DBA DS LABORATORIES)

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND THE YEAR ENDED DECEMBER 31, 2008

	Preferred Stock		Common Stock		APIC	Stock Subscription	Accumulated Deficit	Total Shareholders' Equity
	Shares	Amount	Shares	Amount
December 31, 2007	—	$—	10,000	$10	$566,368	$—	$(5,436)	$560,942

Subscription for common stock	—	—	—	—	—	213,174	—	213,174
Less: Issuance costs	—	—	—	—	—	(63,952)	—	(63,952)

Net loss and comprehensive loss
2008 Net Income (Loss)	—	—	—	—	—	—	(425,257)	(425,257)

December 31, 2008	—	—	10,000	10	566,368	149,222	(430,693)	284,907

Capitalization of undistributed Subchapter S losses	—	—	—	—	(430,693)	—	430,693	—

Stock dividend	—	—	99,990,000	99,990	(99,990)	—	—	—

Share exchange for preferred stock	10,000,000	10,000	(10,000,000)	(10,000)	—	—	—	—

Subscription for common stock	—	—	—	—	—	220,600	—	220,600
Less: Issuance costs	—	—	—	—	—	(66,180)	—	(66,180)

Shares issued to investors	—	—	4,087,548	4,088	1,209,686	(433,774)	—	780,000
Less: Issuance costs	—	—	—	—	(364,132)	130,132	—	(234,000)

Shares issued to adjust PPM investor pricing	—	—	767,548	768	(768)	—	—	—

Shares issued for services	—	—	74,000	74	18,426	—	—	18,500

Shares issued as gifts	—	—	13,000	13	(13)	—	—	—

Net income and comprehensive income
2009 Net Income (Loss)	—	—	—	—	—	—	(77,628)	(77,628)

September 30, 2009 (Unaudited)	10,000,000	$10,000	94,942,096	$94,942	$898,884	$—	$(77,627)	$926,199

See accompanying notes to consolidated financial statements

DIVINE SKIN, INC. (DBA DS LABORATORIES)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash Flows from Operating Activities:
Net Income (Loss)	$(77,628)	$(55,564)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	12,580	8,246
Stock/Warrants issued for services	18,500	—
Changes in operating assets and liabilities:
Accounts receivable	(556,142)	(26,646)
Inventory	(333,250)	59,492
Prepaid expenses and other current assets	(15,142)	(25,755)
Accounts payable and accrued expenses	349,478	127,837
Other current liabilities	258,741	50,896
Net cash (used in) provided by operating activities	(342,864)	138,506

Cash Flows from Investing Activities:
Purchase of furniture and equipment	(8,329)	(34,499)
Proceeds from disposal of furniture and equipment	167	—
Recovery (issuance) of advances	29,587	(70,932)
Security deposits	—	(8,000)
Net cash provided by (used in) investing activities	21,425	(113,431)

Cash Flows from Financing Activities:
Proceeds from sale of stock subscription	1,000,600	—
Issuance costs	(300,180)	—
Net cash provided by financing activities	700,420	—

Increase (decrease) in cash	378,981	25,074
Cash, Beginning of Period	141,918	116,571

Cash, End of Period	$520,900	$141,646

Supplemental Information:
Cash paid for interest	$42	$—
Cash paid for taxes	$—	$—

Investing and Financing
Non-Cash Transactions:
Capitalization of undistributed subchapter S losses	$430,693	$—
Stock dividend	$99,990	$—
Share exchange for preferred stock	$10,000	$—
Stock subscriptions converted to common stock	$433,774	$—
Stock issued to reprice PPM	$768	$—
Stock issued as gift	$13	$—

See accompanying notes to consolidated financial statements

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS

Terms and Definitions

AICPA

American Institute of Certified Public Accountants

APB

Accounting Principles Board

ARB

Accounting Review Board

ASC

Accounting Standards Codification

ASU

Accounting Standards Update

EITF

Emerging Issues Task Force

FASB

Financial Accounting Standards Board

FSP

FASB Staff Position

FIFO

First-in, First-out

GAAP (US)

Generally Accepted Accounting Principles as applied in the United States

PPM

Private Placement Memorandum offering 5,000,000 shares

SAB

Staff Accounting Bulletin

SEC

Securities Exchange Commission

SFAS or FAS

Statement of Financial Accounting Standards

Q308

Three months ended September 30, 2008

Q309

Three months ended September 30, 2009

PTD08

Nine Months ended September 30, 2008

PTD09

Nine months ended September 30, 2009

YTD08

Year ended December 31, 2008

Organization and Nature of Business

Divine Skin, Inc. (the “Company”, “Divine Skin”, “DS Laboratories”, “we”, “us” or “our”) is a Florida company organized under the laws of the State of Florida in January 2007.  Through its predecessors, including Divine Skin, Inc., (a New York company) the Company has been developing and marketing skin care and personal care products for over ten years. The Company has grown steadily over the last few years with a network of top specialty retailers across North America and distributors throughout Europe, Asia and South America. Divine Skin researches and develops its own products, which management believes keeps the Company at the forefront of innovation. Management believes the Company is currently a leading innovator of “Liposome Technology”, which acts as a carrier agent, and has been designed to enhance the action of active ingredients contained in pharmaceutical and cosmeceutical products. We currently offer products within the following product lines:

•

Skin Care

o

Trioxil® (bisazulene gel) is an acne treatment,

o

Hydrovitan.CR is a skin cleanser,

o

Keramene suppresses hair growth to reduce shaving, waxing, and other depilatory chores,

•

Aging

o

Viterol.A is an anti-aging aid that contains viatrozene,

•

Cellulite

o

Oligo.DX® is a cream that is designed to reduce the appearance of cellulite,

•

Hair Loss

o

Spectral.DNC-L an advanced formulation to address advanced androgenic alopecia – male pattern baldness of 4 or greater on the Norwood scale,

o

Spectral.RS® is designed to address multiple causes that lead to thinning hair,

o

Revita is a hair growth stimulating shampoo,

•

Personal Care

o

Nirena is an intimate feminine care cleanser

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS (Continued)

History of the Company

In January 2007 the operations of Divine Skin, Inc. (a New York company), were terminated and its assets were distributed to its shareholders. Those assets and certain liabilities were used to capitalize Divine Skin, Inc. (a Florida corporation). The companies had common shareholders. The Company currently conducts business under the “Divine Skin” trade name and also under the “DS Laboratories” trade name.

Our shareholders also own DS Laboratories, Inc. (a Florida company), which was formed in January 2007 to secure the DS Laboratories trade name and was essentially idle through 2007 and 2008. We operated under the “DS Laboratories” trade name through the informal consent of the shareholders of DS Laboratories, Inc., who are also our shareholders. Because DS Laboratories, Inc. is a legally registered entity, we have not filed a fictitious name notification. DS Laboratories, Inc. (a New York Corporation) was closed in December 2006 and recapitalized as a Florida corporation in January 2007. Divine Skin, Inc. (a Florida corporation) has operated out of South Florida since its inception in 2007.

In January 2008 the Company engaged two consultants to assist it developing production operations in Brazil as a means to simplify the regulatory requirements surrounding importation of its product. Production operations in Brazil are not yet fully commercialized. All costs associated with exploring this production alternative have been expensed.

In January 2009, the Company acquired 100% of the outstanding shares of DS Laboratories, Inc. (a Florida Corporation) for a nominal amount. DS Laboratories, Inc. (a Florida Corporation) was established in January 2007 for the purposes to holding the trade and brand name. The company recorded no transactions during the fiscal years 2007 and 2008. DS Laboratories, Inc. (a Florida Corporation) was a related but separate entity until the acquisition. Subsequent to the acquisition, DS Laboratories, Inc. (a Florida Corporation) operates as a wholly owned subsidiary of the Company.

In January 2009, the Company acquired 100% of the outstanding shares of Sigma Development and Holding Co., Inc. for a nominal amount. Sigma was founded as an upscale brand addition to the Company’s product portfolio. Sigma operated as a related but separate entity until the acquisition. Subsequent to the acquisition, Sigma operates as a wholly owned subsidiary of the Company.

In March 2009, Polaris Labs, Inc. was founded as a wholly owned subsidiary of the Company. Polaris was founded, to distribute Polaris branded versions of the Company’s products that, for marketing purposes, are sold through physicians and foreign distributors.

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements are prepared using the accrual basis of accounting where revenues and expenses are recognized in the period in which they were incurred. The basis of accounting conforms to accounting principles generally accepted in the United States of America.

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of Divine Skin, Inc. and its wholly owned operating subsidiaries DS Laboratories, Inc. (a Florida Corporation), Sigma Development and Holding Co., Inc. and Polaris Labs, Inc. All significant intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications have been made in the 2008 results to conform to the presentation used in 2009.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interim Financial Statements

The interim financial statements presented herein have been prepared pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The interim financial statements should be read in conjunction with the Company’s annual financial statements, notes and accounting policies included in the Company’s Annual Report. In the opinion of management, all adjustments which are necessary to provide a fair presentation of financial position as of September 30, 2009 and the related operating results and cash flows for the interim period presented have been made. All adjustments are of a normal recurring nature. The results of operations, for the period presented are not necessarily indicative of the results to be expected for the year ended December 31, 2009.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial -statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Risks and Uncertainties

The Company’s business could be impacted by continuing price pressure on its product manufacturing, acceptance of its products in the market place, new competitors, changes in federal and/or state legislation and other factors. Adverse changes in these areas could negatively impact the Company’s financial position, results of operations and cash flows.

Cash and Cash Equivalents

We maintain our cash in bank deposit accounts that are federally insured. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At September 30, 2009 and December 31, 2008, cash and cash equivalents included cash on hand and cash in the bank.

Accounts Receivable

Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At September 30, 2009 and December 31, 2008, the provision for doubtful accounts was $25,000 and $0, respectively.

Inventory

Inventory is reported at the lower end of cost or market on the first-in, first-out (FIFO) method. Our inventory is subject to expiration and obsolescence, accordingly quantities purchased and sell through rates are periodically monitored for potential overstocking or pending expiration as a basis for establishing the appropriate reserve for any estimated expiration or obsolescence.

Furniture and Equipment

Furniture and equipment are recorded at cost and depreciation is provided using the 200% declining balance method over the estimated useful lives of the assets, which range from 5 to 7 years. Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

Furniture and equipment is reviewed whenever events or changes in circumstances occur that indicate possible impairment in accordance with ASC Topic 360, formerly SFAS 144 “Accounting for Impairment or Disposal of Long-Lived Assets”.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company’s product revenues represent primarily sales of Revita and Spectral DNC, which together represent 54% of total sales and Oligo DX, Spectral DNC-L and Spectral RS, which together account for another 30.1% of total sales. Revenue is recognized when a product is shipped. The Company manages the collection process for transactions processed on its website, but it outsources its fulfillment (delivery) process to third parties.

The Company’s revenue recognition policies are in compliance with ASC Topic 605, formerly SAB 104, “Revenue Recognition”, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

•

persuasive evidence of a sales arrangement exists,

•

delivery has occurred,

•

the sales price is fixed or determinable and

•

Collectability is probable.

Shipping and handling charges related to sales transactions are recorded as sales revenues when billed to customers or included in the sales price in accordance with ASC Topic 605, formerly EITF 00-10, “Accounting for Shipping and Handling Fees and Costs”. Shipping and handling costs are included in cost of revenue.

The Company accepts product returns and will issue a credit, refund or product exchange. To date, product returns have occurred but are not considered material. The Company has not established a product return reserve.

Research and Development

The Company does not engage in research and development as defined in ASC Topic 730, formerly SFAS 2, “Accounting for Research and Development Costs.” However, the Company does incur formulation costs that include salaries, materials and consultant fees. These costs are classified as product development, selling, general and administrative expenses in the statements of operations.

Income Taxes

In January 2007, the Company elected to be taxed under Subchapter S of Chapter 1 of the Internal Revenue Code (sections 1361 through 1379), wherein all earnings and losses of the Company are passed through to its shareholders and become taxable income or loss to them as individuals.

In January 2009, when the Company accepted the subscription for common shares from a foreign investor, the Company no longer qualified for its Subchapter S election.

In accordance with ASC Topic 740, formerly SFAS 109, paragraph 28 and specifically ASC Topic 205, formerly SAB Topic 1.B.2, “when a registrant's historical financial statements are not indicative of the ongoing entity … the registration statement should include pro forma financial information that … reflects the impact of … significant changes.” Accordingly, due to the change in tax status in January 2009, we have included pro forma deferred tax information in Note 9.

Earnings per share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, formerly SFAS 128, “Earnings per Share”.  Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segment Information

ASC Topic 280, formerly SFAS 131, “Disclosures about Segments of an Enterprise and Related Information,” established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The Company operates in one segment for management reporting purposes.

NOTE 3. – RECENT ACCOUNTING UPDATES

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In June 2009, FASB issued its final statement SFAS 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a Replacement of FASB Statement No. 162”. SFAS 168 made the FASB Accounting Standards Codification (the Codification) the single source of U.S. GAAP used by nongovernmental entities in the preparation of financial statements, except for rules and interpretive releases of the SEC under authority of federal securities laws, which are sources of authoritative accounting guidance for SEC registrants. The Codification is meant to simplify user access to all authoritative accounting guidance by reorganizing U.S. GAAP pronouncements into roughly 90 accounting topics within a consistent structure; its purpose is not to create new accounting and reporting guidance. The Codification supersedes all existing non-SEC accounting and reporting standards and was effective for the Company beginning July 1, 2009. Following SFAS 168, the Board will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates (ASU). The FASB will not consider ASUs as authoritative in their own right; these updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification.

In August 2009, the FASB issued ASU 2009-05 which includes amendments to Subtopic 820-10, “Fair Value Measurements and Disclosures—Overall”. The update provides clarification that in circumstances, in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update. The amendments in this ASU clarify that a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability and also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The guidance provided in this ASU is effective for the first reporting period, including interim periods, beginning after issuance. The adoption of this standard did not have a material impact on the Company’s consolidated financial position and results of operations.

In September 2009, the FASB issued ASU 2009-06, Income Taxes (Topic 740), ”Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities”, which provides implementation guidance on accounting for uncertainty in income taxes, as well as eliminates certain disclosure requirements for nonpublic entities. For entities that are currently applying the standards for accounting for uncertainty in income taxes, this update shall be effective for interim and annual periods ending after September 15, 2009. For those entities that have deferred the application of accounting for uncertainty in income taxes in accordance with paragraph 740-10-65-1(e), this update shall be effective upon adoption of those standards. The adoption of this standard is not expected to have an impact on the Company’s consolidated financial position and results of operations since this accounting standard update provides only implementation and disclosure amendments.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING UPDATES (Continued)

In September 2009, the FASB has published ASU No. 2009-12, “Fair Value Measurements and Disclosures (Topic 820) - Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)”. This ASU amends Subtopic 820-10, “Fair Value Measurements and Disclosures – Overall”, to permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent). This ASU also requires new disclosures, by major category of investments including the attributes of investments within the scope of this amendment to the Codification. The guidance in this Update is effective for interim and annual periods ending after December 15, 2009. Early application is permitted.  The Company is in the process of evaluating the impact of this standard on its consolidated financial position and results of operations. The adoption of this standard did not have an impact on the Company’s consolidated financial position and results of operations.

In October 2009, the FASB has published ASU 2009-13, “Revenue Recognition (Topic 605)-Multiple Deliverable Revenue Arrangements”, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria in Subtopic 605-25, “Revenue Recognition-Multiple-Element Arrangements”, for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and also requires expanded disclosures. The guidance in this update is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard did not have an impact on the Company’s consolidated financial position and results of operations.

In October 2009, the FASB has published ASU 2009-14, “Software (Topic 985)-Certain Revenue Arrangements that Include Software Elements” and changes the accounting model for revenue arrangements that include both tangible products and software elements. Under this guidance, tangible products containing software components and nonsoftware components that function together to deliver the tangible product's essential functionality are excluded from the software revenue guidance in Subtopic 985-605, “Software-Revenue Recognition”. In addition, hardware components of a tangible product containing software components are always excluded from the software revenue guidance. The guidance in this ASU is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard did not have an impact on the Company’s consolidated financial position and results of operations.

Other ASUs not effective until after September 30, 2009, are not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. – INVENTORY

Significant components of inventory at September 30, 2009 and December 31, 2008 consist primarily of:

	2009	2008
Bulk product and raw materials	$312,834	$10,551
Work in process	36,279	—
Merchandise inventory	184,245	266,637
Inventory in transit	90,849	13,770

	$624,207	$290,958

Bulk product and raw materials – Bulk product consists of completed product formulations that have not yet been packaged in market ready packaging. Raw materials consist of bulk quantities of the various chemical components of product formulations.

Merchandise inventory – Merchandise inventory consists of completed formulations in market ready packaging. Our formulations are batch controlled and subject to various government regulations which, among other things, govern the purity and safety of our product and in some cases limit the concentration of certain ingredients, which would restrict the distribution of these products to medical professionals.

Management evaluated the inventory at September 30, 2009 and December 31, 2008 and determined that no allowance for obsolescence was necessary.

NOTE 5. – OTHER ASSETS

Significant components of other assets at September 30, 2009 and December 31, 2008 consist primarily of:

	2009	2008
Advances to related parties:
Sigma Development and Holding Co., Inc.	$—	$11,521
Polaris Labs, Inc.	—	18,066
Security deposits	8,000	8,000

	$8,000	$37,587

Advances to related parties – In 2008, the Company advanced funds to related companies to assist in their development of new product lines and distribution channels. In the first quarter of 2009, both related parties became our wholly owned subsidiaries and accordingly all such advances were eliminated in consolidation.  Since the Company effectively recovered the advances through acquisition of the subsidiaries, the effect of that recovery of $29,587 was reported in the Consolidated Statement of Cash Flows, as an investing activity.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. – OTHER ASSETS (Continued)

•

Sigma Development and Holding Co., Inc. was founded in January 2007 as an upscale brand addition to our product portfolio. Sigma operated as a separate entity until January 2009, when the Company acquired 100% ownership of Sigma’s outstanding common stock for negligible amount.

•

Polaris Labs, Inc. was founded in March 2009 as our wholly owned subsidiary, to distribute enhanced versions of our products that, due to government regulations, can only be sold to physicians and to foreign distributors where local regulations permit consumer distribution.

Security deposits – Security deposits represent funds advanced for our office facilities.

NOTE 6. – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Significant components of accounts payable and accrued expenses at September 30, 2009 and December 31, 2008 consist primarily of:

	2009	2008
Trade payables	$440,189	$323,126
Credits due to customers	4,354	21,809
Accrued expenses	—	26,234
Accrued warrant expense	116,522	20,891
Accrued supplier claims	413,473	233,000

	$974,538	$625,060

Accrued warrant expense – As discussed more fully in Note 8, the Company has issued warrants to the selling agent to purchase one share of Common Stock of the Company for every ten Shares sold under the PPM offering. The Company has accrued the value of the warrants granted. To date no warrants have been exercised.

Accrued supplier claims – As discussed more fully in Note 7, the Company has responded to several claims from suppliers, primarily advertisers and media suppliers, alleging unpaid balances on services or materials provided. The Company has responded in many cases that the services or materials did not fully comply with required specifications or supplier commitments. In all cases, the Company has shifted its purchasing to more compatible suppliers. The Company has accrued the estimated settlement value of the claim based on an evaluation of the individual circumstances of each matter.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. – COMMITMENTS AND CONTINGENCIES

During 2009, the Company operated under several material agreements as listed below:

Lease for office facilities –

•

The Company previously leased its corporate headquarters office space located in Miami Beach, Florida on a 5 year lease from a third party. The annualized rental expense was approximately $102,900 for each year through its expiration in December 2011. The lease is guaranteed by our executive officers. In March 2009, the Company relocated its corporate headquarters to new facilities in Bal Harbour, Florida and idled the Miami Beach facilities. In July 2009, the Company amended this lease to reduce the lease expiration from December 2011 to December 2009. The lease payment was also reduced to $6,500 per month or $78,000 on an annual basis. As a result of the amendment, the Company reactivated the Miami Beach facilities, which also resumes service as the corporate headquarters. The Company is currently in negotiation with its current landlord to extend the lease.

•

In March 2009, concurrent with idling the Miami Beach, Florida facilities, the Company relocated its corporate headquarters to new facilities located at 1135 Kane Concourse, 6th Floor Bay Harbor Islands, FL 33154-2025. In July 2009, current with the reactivation of the Miami Beach facilities, the Company entered into a lease termination agreement with the landlord of the Bay Harbor Islands facilities, which resulted in a one-time $16,000 charge to operations.

The Company is committed to lease payments over the next five years (adjusted for lease modification agreements entered into in July 2009, as discussed above) are as follows:

	2009	2010	2011	2012	Beyond	Total
Facility Leases:
Miami Beach (current)	$19,500	$—	$—	$—	$—	$19,500
Bal Harbour (terminated)	—	—	—	—	—	—

	$19,500	$—	$—	$—	$—	$19,500

Pending and threatened litigation –

•

Divine Skin, Inc. has received several threatened litigations from various suppliers typically over non-payment for goods or services. The threatened litigations are generally directed at DS Laboratories, Inc. being one of the operating trade names of Divine Skin. Such vendor disputes are typical in the normal course of business. Divine Skin is vigorously challenging these claims on the grounds of the substandard materials or services provided. However, we established an accrual for certain media, materials and freight supplier claims of $529,995 at September 30, 2009.

The Company has been working to resolve these claims and has negotiated settlements with several suppliers resulting in the reduction of the supplier claim recorded and repayment through a structured payout. The Company has recorded settlement gains of approximately $90,000 in the current quarter. As discussed above, accruals have been provided, when the facts of each claim, warrants it.

•

Divine Skin Inc. has been named in a lawsuit brought by a former employee of 301 Model, an entity also related to Divine Skin, Inc. through common ownership. Divine Skin was named because it originally hired the employee rather than 301 Model as the latter was not yet an established entity. Our management is vigorously defending our position that the employee was terminated after two weeks for cause and that the employee subsequently violated their non-compete agreement. Accordingly, we do not anticipate that any material assessment or settlement will result from the lawsuit.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. – COMMON STOCK

Initial Capitalization

In January 2007, the Company was capitalized through the issuance of 10,000 shares of common stock. The initial capitalization also included cash along with certain assets and liabilities of its predecessor, Divine Skin, Inc., a New York corporation, which totaled $387,259. Divine Skin, Inc. was owned by the same stockholders that currently own the Company.

Recapitalization

In January 2009, Divine Skin authorized an amendment and restatement to its articles of incorporation to provide, among other things, (a) that the authorized common stock be increased to 300,000,000 shares and (b) that up to 30,000,000 shares of “blank check” preferred stock are authorized. Immediately thereafter, the Company declared a stock dividend of 10,000 shares for one share. Subsequent to the stock dividend, there were 100,000,000 shares of common stock outstanding.

Private Placement Memorandum

The Company has offered up to 5,600,000 shares of its common stock at a purchase price of $0.50 per share, to qualified investors. The offering is being conducted on a “best efforts” basis with respect to all shares. The offering also provides that the Company shall pay the selling agents the following fees and commissions: 15% sales commission, a 5% due diligence fee and payment of expenses of up to 10% of the gross proceeds. The offering will terminate upon the earlier of: (a) the sale of 5,600,000 shares or (b) August 30, 2009 unless extended without notice for up to two 30-day periods.

The offering was made solely to “non U.S. Persons” within the meaning of Rule 902 of Regulation S under the Securities Act of 1933. These securities have not been registered with or approved by the SEC or any state securities commission nor has any commission or state authority passed on the accuracy or adequacy of this memorandum.

During the third quarter of 2009, the offering was retroactively repriced to $0.25 per share and a total of 767,548 additional shares were issued, at no additional cost, to investors that had previously paid $0.50 per share, to achieve that repricing.

The following table summarizes transactions under the private placement offering as follows:

Subscriptions for Common Stock
	Common Shares	Price	Gross Proceeds	Issuance Costs	Net Proceeds
Period
2008	426,348	$0.50	$213,174	$(63,952)	$149,222
Q1 2009	341,200	$0.50	170,600	(51,180)	119,420
Q2 2009	—	$—	—	—	—
Q3 2009	4,087,548	$0.20	830,000	(249,000)	581,000
	4,855,096	$0.25	$1,213,774	$(364,132)	$849,642

To date, the Company received and accepted funded subscriptions to purchase 4,855,096 common shares, under the offering referred to above. The Company received $849,642 in net proceeds after issuance costs of $364,132. The accepted funded subscriptions are recorded as a component of the Company’s equity pending issuance of common shares. Once the common shares have been issued, the amounts previously recorded as funded subscriptions are transferred to common stock par value and additional paid in capital, accordingly.

As of September 30, 2009, share certificates for 4,855,096 subscribed common shares have been issued.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. – COMMON STOCK (Continued)

Warrants

The Company has issued warrants to the selling agent to purchase one share of Common Stock of the Company for every ten Shares sold under the PPM offering. The exercise price of each warrant is $0.01 per share and such warrants are exercisable for a period of five years from the date of issuance. Based on the PPM’s “repriced” sale price of $0.25 per share, the warrants are “in the money” upon issuance. As of September 30, 2009 the Company has accrued $116,522 for the value of warrants and recognized an expense in the nine months ended September 30, 2009 for financial consulting services, based on the value of the warrants. To date, no warrants have been exercised

Option

The selling agent engaged by the Company has also entered into a Consulting Agreement under which he will assist the Company in filing a registration statement on Form 10 and quotation of its shares on the Over the Counter Bulletin Board (OTCBB). The Company has issued an option to the selling agent to purchase 2,000,000 share of common stock at an exercise price of $0.01 per share. Based on the current offering price of the PPM of $0.25 per share, the current value of the option grant is $480,000. The option expires in five years. The option vests and is exercisable upon the effective date of the Company obtaining OTCBB listing. Due to the uncertainty of ultimate vesting, no value has been recorded for the option.

Common Stock

In addition to the 4,087,548 of common share issued to PPM investors, during the third quarter of 2009, the Company issued 74,000 common shares to consultants and professional advisors for services. The shares were valued at $0.25 per share, consistent with the revised offering price of the PPM. The Company also issued 13,000 shares to certain “friends and family” of the company in acknowledgement of their assistance in starting the Company. These shares were offered at no cost and the Company has not assigned any value to the transactions.

Preferred Stock

Following the stock dividend, the three shareholders of Divine Skin (which at such time constituted all of the shareholders of Divine Skin) exchanged an aggregate of 10,000,000 shares of common stock for 10,000,000 shares of Series A Preferred Stock. As provided under Certificate of Designation for Series A Preferred Stock dated January 14, 2009, but filed in April 2009 and amended in September 2009, each share of Series A Preferred Stock is entitled to 2 votes per share and the Series A Preferred Stock votes together with the Company’s common stock, except as otherwise provided under Florida law.

NOTE 9. – INCOME TAXES

In January 2007, the Company elected to be taxed under Subchapter S of Chapter 1 of the Internal Revenue Code (sections 1361 through 1379), wherein all earnings and losses of the Company are passed through to its shareholders and become taxable income or loss to them as individuals.

In January 2009, when the Company accepted the subscription for common shares from a foreign investor, the Company no longer qualified for its Subchapter S election.

In accordance with ASC Topic 740, formerly SFAS 109, paragraph 28 and specifically ASC Topic 205, formerly SAB Topic 1.B.2, “when a registrant's historical financial statements are not indicative of the ongoing entity … the registration statement should include pro forma financial information that … reflects the impact of … significant changes.” Accordingly, due to the change in tax status in January 2009, we have included pro forma deferred tax information as if the Company had been subject to US Federal and State of Florida income taxation.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. – INCOME TAXES (Continued)

The provision for income taxes for the nine months ended September 30, 2009 and the pro forma provision for income taxes for the nine months ended September 30, 2008 is summarized as follows:

	Nine Months Ended September 30,
	2009	2008
		(Pro Forma)
Current:
Federal	$—	$—
State	—	—
Deferred:
Federal	(27,170)	(19,447)
State	(2,523)	(1,834)
Increase in valuation allowance	29,693	21,281

Total provision (benefit) for income taxes	$—	$—

The provision for income taxes for the nine months ended September 30, 2009 and the pro forma provision for income taxes for the nine months ended September 30, 2008 differs from the amount computed by applying the federal statutory rate to income (loss) before provision (benefit) for income taxes as follows:

	Nine Months Ended September 30,
	2009	2008
		(Pro Forma)
Expected provision(benefit) at statutory rate	35.0%	35.0%
State taxes	3.3%	3.3%
Valuation allowance for Net Loss	-38.3%	-38.3%

Total provision (benefit) for income taxes	0.0%	0.0%

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. – INCOME TAXES (Continued)

Pro forma deferred income taxes reflect the net tax effect of tax carry forward items and the temporary differences between the recognition of income and expenses for financial reporting purposes and for tax purposes. The pro forma tax effect of these temporary differences representing deferred tax assets and liabilities are as follows:

	As of September 30,
	2009	2008
		(Pro Forma)
Deferred tax assets:
Net operating loss carry-forwards	$29,693	$21,253
	—	—
Total deferred tax assets	29,693	21,253
Valuation allowance	(29,693)	(21,253)

Net deferred tax assets	$—	$—

As of September 30, 2009 and 2008 the Company had a pro forma valuation allowance on its deferred tax assets of $29,693 and $21,253, which relates to net operating losses. The pro forma valuation allowance increased $21,253 in the nine months ended September 30, 2008. The increase in 2008 was attributable to accumulated net operating losses being offset by net income reported in nine months ended September 30, 2008.

As of September 30, 2009 and 2008, the Company had pro forma net operating loss carry-forwards of $77,628 and $55,564, respectively. Unused net operating loss carry-forwards will expire at various dates beginning 2027.

As of September 30, 2009 and 2008, the Company had no unrecognized tax benefit and accordingly no related accrued interest or penalties. The Company is not under examination by either the US federal or State of Florida tax authorities.

NOTE 10. – 2009 EQUITY INCENTIVE PLAN

Overview – The Company initiated a 2009 Equity Incentive Plan (the "Plan") to:

1.

attract and retain the best available personnel for positions of substantial responsibility,

2.

provide additional incentives to Employees, Directors and Consultants, and

3.

promote the success of the Company and the Company's Affiliates.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, time vested and/or performance vested Restricted Stock, Stock Appreciation Rights and Unrestricted Shares may also be granted under the Plan.

Subject to the Plan – The initial maximum number of shares of Common Stock that may be issued under the Plan is 5,000,000 shares. No more than 100,000 Shares of Common Stock may be granted to any one Participant with respect to Options, Stock Purchase Rights and Stock Appreciation Rights during any one calendar year period. Common Stock to be issued under the Plan may be either, authorized and unissued shares or shares held in treasury.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. – 2009 EQUITY INCENTIVE PLAN (Continued)

Eligibility – Nonstatutory Stock Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted to all Service Providers. Incentive Stock Options may be granted only to Employees.

Limitations – Each Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if an Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options.

Term – The term of each Option shall be stated in the applicable Option Agreement or, if not stated, ten years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

Exercise and Vesting – Unless otherwise determined by the Administrator and provided for in the Option Agreement, each Option shall vest and become exercisable as to one-sixth (1/6) of the Shares subject to the Option on the date that is nine months after the date of grant, and an additional one-sixth (1/6) of the Shares subject to the Option every nine months thereafter until fully vested and exercisable.

NOTE 11. – SUBSEQUENT EVENTS

In accordance with the guidance offered in ASC Topic 855, formerly SFAS 165 – “Subsequent Events”, the Company has evaluated its activities from September 30, 2009 through November 20, 2009, the date the financial statements were issued, and determined that there were no reportable subsequent events.

Effective October 1, 2009 the Company issued 3,000,000 shares of common stock to distributor pursuant to the terms of a distribution agreement, as amended. The distribution agreement provides the distributor with exclusive distribution rights throughout Brazil. The shares were issued under the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. Two thousand shares issued to an employee of the Company were subsequently cancelled.

During October 2009, the Company accepted an aggregate of $7,000 from 14 investors to subscribe for 28,000 of our common shares under a Private Placement Memorandum (“PPM”). The Company netted $7,000 in proceeds from the subscription. The shares were issued under the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The investors were accredited and received information concerning the Company prior to making their investment decision. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During October 2009, the officers of the Company returned an aggregate of 7,969,059 shares of common stock to the Company for nominal consideration. Such shares were retired by the Company and returned to treasury.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors and shareholders of

Divine Skin, Inc. (dba DS Laboratories)

Miami, Florida

We have audited the accompanying balance sheets of Divine Skin, Inc. (dba DS Laboratories) as of December 31, 2008 and 2007, and the related statements of operations, changes in shareholders' equity and cash flows for each of the two years period ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Divine Skin, Inc. (dba DS Laboratories) as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the two years period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

May 18, 2009

200 South Park Road, SUITE 150 ● HOLLYWOOD, FLORIDA 33021 ● TELEPHONE (954) 922-5885 ● FAX (954) 922-5957

MEMBER – AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

PRIVATE COMPANIES PRACTICE SECTION OF THE AICPA ●REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD OF THE SEC

DIVINE SKIN, INC. (DBA DS LABORATORIES)

BALANCE SHEETS

	December 31, 2008	December 31, 2007

ASSETS

Current Assets
Cash	$141,918	$116,571
Accounts receivable	441,579	373,301
Inventory	290,958	250,203
Prepaid expenses and other current assets	16,721	—

Total Current Assets	891,176	740,075

Furniture and Equipment, net	38,865	8,086
Other Assets	37,587	15,000

TOTAL ASSETS	$967,628	$763,161

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$625,060	$202,219
Other current liabilities	57,661	—

Total Current Liabilities	682,721	202,219

	—	—

TOTAL LIABILITIES	682,721	202,219

COMMITMENTS AND CONTINGENCIES

Shareholder's Equity
Common stock, $0.001 par value, 10,000 shares authorized: 10,000 shares issued and outstanding at December 31, 2008 and 2007, respectively	10	10
Additional paid-in-capital	566,368	566,368
Stock subscription	149,222	—
Accumulated deficit	(430,693)	(5,436)

Total Shareholders' Equity	284,907	560,942

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$967,628	$763,161

See accompanying notes to financial statements

DIVINE SKIN, INC. (DBA DS LABORATORIES)

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2008	2007

Revenue:
Product sales	$2,799,929	$1,967,658
Less returns and allowances	(33,454)	—

Net revenue	2,766,475	1,967,658

Cost of Goods Sold	1,068,555	714,755

Gross Profit	1,697,920	1,252,903

Operating Costs and Expenses:
Selling and marketing	827,276	657,879
General and administrative	1,281,892	600,460

Total operating costs and expenses	2,109,168	1,258,339

Other Income (Expense)
Interest income	1,166	—
Other income (expenses)	(15,175)	—

Total other income (expense)	(14,009)	—

Net Loss	$(425,257)	$(5,436)

Weighted average shares - basic and diluted	10,000	10,000
Basic and diluted loss per share	$(42.53)	$(0.54)

See accompanying notes to financial statements

DIVINE SKIN, INC. (DBA DS LABORATORIES)

STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Common Stock		APIC	Stock Subscription	Accumulated Deficit	Total Shareholders' Members' Equity
	Shares	Amount
December 31, 2006	—	$—	$—	$—	$—	$—

Initial Capitalization	10,000	10	387,249	—	—	387,259

Additional Capital Contributions	—	—	179,119	—	—	179,119

Net income and comprehensive income
2007 Net Loss	—	—	—	—	(5,436)	(5,436)

December 31, 2007	10,000	$10	$566,368	$—	$(5,436)	$560,942

Subscription for common stock	—	—	—	213,174	—	213,174
Less: Issuance costs	—	—	—	(63,952)	—	(63,952)

Net loss and comprehensive loss
2008 Net Loss	—	—	—	—	(425,257)	(425,257)

December 31, 2008	10,000	$10	$566,368	$149,222	$(430,693)	$284,907

See accompanying notes to financial statements

DIVINE SKIN, INC. (DBA DS LABORATORIES)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007

Cash Flows from Operating Activities:
Net loss	$(425,257)	$(5,436)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,640	2,022
Changes in operating assets and liabilities:
Accounts receivable	(68,278)	(188,692)
Inventory	(40,755)	(42,603)
Prepaid expenses and other current assets	(16,721)	—
Accounts payable and accrued expenses	422,841	155,668
Other current liabilities	57,661	—
Net cash used in operating activities	(57,869)	(79,041)

Cash Flows from Investing Activities:
Purchase of furniture and equipment	(43,419)	(10,108)
Advances to related parties	(14,587)	(15,000)
Security deposits	(8,000)	—
Net cash used in investing activities	(66,006)	(25,108)

Cash Flows from Financing Activities:
Initial capitalization	—	41,601
Additional capital infusions from shareholders'	—	179,119
Proceeds from sale of stock subscription	213,174	—
Issuance costs	(63,952)	—
Net cash provided by financing activities	149,222	220,720

Increase in Cash	25,347	116,571
Cash, Beginning of Period	116,571	—

Cash, End of Period	$141,918	$116,571

Supplemental Information:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

See accompanying notes to financial statements

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS

Terms and Definitions

Company

“Divine Skin, Inc.”, “DS Laboratories”, “we”, “us” or “our”

APB

Accounting Principles Board

ARB

Accounting Review Board

EITF

Emerging Issues Task Force

FASB

Financial Accounting Standards Board

FSP

FASB Staff Position

FIFO

First-in, First-out

OTCBB

Over the Counter Bulletin Board listing

PPM

Private Placement Memorandum issued January 2009

SAB

Staff Accounting Bulletin

SEC

Securities Exchange Commission

SFAS or FAS

Statement of Financial Accounting Standards

Organization and Nature of Business

Divine Skin, Inc. (the “Company”, “Divine Skin”, “DS Laboratories”, “we”, “us” or “our”) is a Florida company organized under the laws of the State of Florida in January 2007.  Through its predecessors, including Divine Skin, Inc., (a New York company) the Company has been developing and marketing skin care and personal care products for over ten years. The Company has grown steadily over the last few years with a network of top specialty retailers across North America and distributors throughout Europe, Asia and South America. Divine Skin researches and develops its own products, which management believes keeps the Company at the forefront of innovation. We currently offer products within the following product lines:

•

Skin Care

•

Aging

•

Cellulite

•

Hair Loss

•

Personal Care

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS (Continued)

History of the Company

In January 2007 the operations of Divine Skin, Inc. (a New York company), were terminated and its assets were distributed to its shareholders. Those assets and certain liabilities were used to capitalize Divine Skin, Inc. (a Florida corporation). The companies had common shareholders. The Company currently conducts business under the “Divine Skin” trade name and also under the “DS Laboratories” trade name.

Our shareholders also own DS Laboratories, Inc. (a Florida company), which was formed in January 2007 to secure the DS Laboratories trade name and was essentially idle through 2007 and 2008. We operated under the “DS Laboratories” trade name through the informal consent of the shareholders of DS Laboratories, Inc., who are also our shareholders. Because DS Laboratories, Inc. is a legally registered entity, we have not filed a fictitious name notification. DS Laboratories, Inc. (a New York Corporation) was closed in December 2006 and recapitalized as a Florida corporation in January 2007. Divine Skin, Inc. (a Florida corporation) has operated out of South Florida since its inception in 2007.

In January 2008 the Company engaged two consultants to assist it developing production operations in Brazil as a means to simplify the regulatory requirements surrounding importation of its product. Production operations in Brazil are not yet fully commercialized. All costs associated with exploring this production alternative have been expensed.

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements are prepared using the accrual basis of accounting where revenues and expenses are recognized in the period in which they were incurred. The basis of accounting conforms to accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Risks and Uncertainties

The Company’s business could be impacted by continuing price pressure on its product manufacturing, acceptance of its products in the market place, new competitors, changes in federal and/or state legislation and other factors. Adverse changes in these areas could negatively impact the Company’s financial position, results of operations and cash flows.

Cash and Cash Equivalents

We maintain our cash in bank deposit accounts that are federally insured. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2008 and 2007, cash and cash equivalents included cash on hand and cash in the bank

Accounts Receivable

Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At December 31, 2008 and 2007, the provision for doubtful accounts was $0 for both years.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory

Inventory is reported at the lower end of cost or market on the first-in, first-out (FIFO) method. Our inventory is subject to expiration and accordingly quantities purchased and sell through rates are periodically monitored for potential overstocking or pending expiration as a basis for establishing the appropriate reserve for any estimated expiration or obsolescence.  Our inventory is stored in third party fulfillment facilities that also perform shipping functions.

Furniture and Equipment

Furniture and equipment are recorded at cost and depreciation is provided using the 200% declining balance method over the estimated useful lives of the assets, which range from 5 to 7 years. Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

Furniture and equipment is reviewed whenever events or changes in circumstances occur that indicate possible impairment in accordance with SFAS 144 “Accounting for Impairment or Disposal of Long-Lived Assets”.

Revenue Recognition

The Company’s product revenues represent primarily sales of Revita and Spectral DNC, which together represent 54% of total sales and Oligo DX, Spectral DNC-L and Spectral RS, which together account for another 30.1% of total sales. Revenue is recognized when a product is shipped. The Company manages the collection process for transactions processed on its website, but it outsources its fulfillment (delivery) process to third parties.

The Company’s revenue recognition policies are in compliance with SAB 104, “Revenue Recognition”, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

•

persuasive evidence of a sales arrangement exists,

•

delivery has occurred,

•

the sales price is fixed or determinable and

•

Collectability is probable.

Shipping and handling charges related to sales transactions are recorded as sales revenues when billed to customers or included in the sales price in accordance with EITF 00-10, “Accounting for Shipping and Handling Fees and Costs”. Shipping and handling costs are included in cost of revenue.

The Company accepts product returns and will issue a credit, refund or product exchange. To date, product returns have occurred but are not considered material. The Company has not established a product return reserve.

Research and Development

The Company does not engage in research and development as defined in SFAS 2, “Accounting for Research and Development Costs.” However, the Company does incur formulation costs that include salaries, materials and consultant fees. These costs are classified as product development, selling, general and administrative expenses in the statements of operations.

Income Taxes

In January 2007, the Company elected to be taxed under Subchapter S of Chapter 1 of the Internal Revenue Code (sections 1361 through 1379), wherein all earnings and losses of the Company are passed through to its shareholders and become taxable income or loss to them as individuals.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In January 2009, when the Company accepted the subscription for common shares from a foreign investor, the Company no longer qualified for its Subchapter S election.

In accordance with SFAS 109, paragraph 28 and specifically SAB Topic 1.B.2, “when a registrant's historical financial statements are not indicative of the ongoing entity … the registration statement should include pro forma financial information that … reflects the impact of … significant changes.” Accordingly, due to the change in tax status in January 2009, we have included pro forma deferred tax information in Note 12.

Earnings per share

The Company computes basic and diluted earnings per share amounts in accordance with SFAS 128, “Earnings per Share”.  Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Segment Information

SFAS 131, “Disclosures about Segments of an Enterprise and Related Information,” established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The Company operates in one segment for management reporting purposes.

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Fair Value Measurements

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements”. SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and was adopted by the Company in the first quarter of fiscal year 2008. The adoption of SFAS 157 did not have a material impact on the results of operations and financial condition.

Accounting for Income Taxes

SFAS 141(R) amends SFAS 109, “Accounting for Income Taxes”, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets”, to, among other things; provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the potential impact that the adoption of SFAS 141(R) could have on its financial statements.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115” , which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that the election, of this fair-value option will have a material effect on its financial condition, results of operations, cash flows or disclosures.

Business Combinations

In December 2007, the FASB issued SFAS 141(R) “Business Combinations”. This Statement replaces the original FASB 141. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of this SFAS 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS 141(R) establishes principles and requirements for how the acquirer:

a.

Recognizes and measure in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree.

b.

Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.

c.

Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS 141(R) will have on its results of operations and financial condition.

Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS 160 “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This Statement amends the original ARB 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS 160 will have on its results of operations and financial condition.

Share-Based Payments

On December 21, 2007 the SEC staff issued SAB 110, which, effective January 1, 2008, amends and replaces SAB 107, Share-Based Payment. SAB 110 expresses the views of the SEC staff regarding the use of a “simplified” method in developing an estimate of expected term of “plain vanilla” share options in accordance with FASB Statement No. 123(R), Share-Based Payment. Under the “simplified” method, the expected term is calculated as the midpoint between the vesting date and the end of the contractual term of the option. The use of the “simplified” method, which was first described in Staff Accounting Bulletin No. 107, was scheduled to expire on December 31, 2007. SAB 110 extends the use of the “simplified” method for “plain vanilla” awards in certain situations. The SEC staff does not expect the “simplified” method to be used when sufficient information regarding exercise behavior, such as historical exercise data or exercise information from external sources, becomes available. The Company is currently evaluating the potential impact that the adoption of SAB 110 could have on its financial statements.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Delay in Effective Date

In February 2008, the FASB issued FSP FAS No. 157-2, “Effective Date of FASB Statement No. 157”. This FSP delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption was not material to the Company’s financial condition or results of operations.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS 161, “Disclosure about Derivative Instruments and Hedging Activities,” an amendment of FASB Statement No. 133. This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS 161 on the Company’s financial statements.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets,”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under FASB 142 “Goodwill and Other Intangible Assets”. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of the expected cash flows used to measure the fair value of the asset under FASB 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles. The adoption of FSP FAS 142-3 is not expected to have a material effect on its financial position, results of operations or cash flows.

Accounting for Income Taxes

SFAS 141(R) amends SFAS 109, “Accounting for Income Taxes”, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets”, to, among other things; provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the potential impact that the adoption of SFAS 141(R) could have on its financial statements.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles". The implementation of this standard will not have a material impact on the Company's financial position and results of operations.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)

In May 2008, the FASB issued FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”. The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized. The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations. The FSP requires retrospective application to the terms of instruments as they existed for all periods presented. The FSP is effective for us as of January 1, 2009 and early adoption is not permitted. The Company is currently evaluating the potential impact of FSP APB 14-1 upon its financial statements.

Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60

In May 2008, the FASB issued SFAS 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60”. This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. SFAS 163 also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities to increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise’s risk-management activities of the insurance enterprise are effective for the first period (including interim periods) beginning after issuance of SFAS 163. Except for those disclosures, earlier application is not permitted.

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The FSP affects entities that accrue dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the award. This FSP is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of FSP EITF 03-6-1 on its financial position and results of operations.

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity's Own Stock

In June 2008, the FASB ratified EITF Issue 07-5, “Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock”. EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of EITF 07-5 on its financial position and results of operations.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of SFAS 133 and FIN 45; and Clarification of the Effective Date of SFAS 161

In September 2008, the FASB issued FSP FAS 133-1, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161.” This FSP amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” to require disclosures by sellers of credit derivatives, including credit derivatives embedded in a hybrid instrument. The FSP also amends SFAS 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” to require and additional disclosure about the current status of the payment/performance risk of a guarantee. Finally, this FSP clarifies the Board’s intent about the effective date of SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities.” FSP FAS 133-1 is effective for fiscal years ending after November 15, 2008. The Company is currently assessing the impact of FSP FAS 133-1 on its financial position and results of operations.

Issuer’s Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement

In September 2008, the FASB issued EITF 08-5 “Issuer’s Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement.” This FSP determines an issuer’s unit of accounting for a liability issued with an inseparable third-party credit enhancement when it is measured or disclosed at fair value on a recurring basis. FSP EITF 08-5 is effective on a prospective basis in the first reporting period beginning on or after December 15, 2008. The Company is currently assessing the impact of FSP EITF 08-5 on its financial position and results of operations.

Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.” This FSP clarifies the application of SFAS 157, “Fair Value Measurements,” in a market that is not active. The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued. The impact of adoption was not material to the Company’s financial condition or results of operations.

Equity Method Investment Accounting Considerations

In November 2008, the FASB issued EITF 08-6 “Equity Method Investment Accounting Considerations.” EITF 08-6 clarifies accounting for certain transactions and impairment considerations involving the equity method. Transactions and impairment dealt with are initial measurement, decrease in investment value, and change in level of ownership or degree of influence. EITF 08-6 is effective on a prospective basis for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the impact of EITF 08-6 on its financial position and results of operations.

Accounting for Defensive Intangible Assets

In November 2008, the FASB issued EITF 08-7, “Accounting for Defensive Intangible Assets.” EITF 08-7 clarifies how to account for defensive intangible assets subsequent to initial measurement. EITF 08-7 applies to all defensive intangible assets except for intangible assets that are used in research and development activities. EITF 08-7 is effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently assessing the impact of EITF 08-7 on its financial position and results of operations.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary

In November 2008, the FASB issued FSP EITF 08-8, “Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary.” EITF 08-8 clarifies whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity’s consolidated subsidiary is indexed to the reporting entity’s own stock. EITF 08-8 also clarifies whether or not stock should be precluded from qualifying for the scope exception of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” or from being within the scope of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” EITF 08-8 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company is currently assessing the impact of EITF 08-8 on its financial position and results of operations.

Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R) -8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.” This FSP amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” to require public entities to provide additional disclosures about transfers of financials assets. FSP FAS 140-4 also amends FIN 46(R)-8, “Consolidation of Variable Interest Entities,” to require public enterprises, including sponsors that have a variable interest entity, to provide additional disclosures about their involvement with a variable interest entity. FSP FAS 140-4 also requires certain additional disclosures, in regards to variable interest entities, to provide greater transparency to financial statement users. FSP FAS 140-4 is effective for the first reporting period (interim or annual) ending after December 15, 2008, with early application encouraged. The Company is currently assessing the impact of FSP FAS 140-4 on its financial position and results of operations.

Effective Date of FASB Interpretation 48 for Certain Nonpublic Enterprises

In December 2008, the FASB issued FSP FIN 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises.” FSP FIN 48-3 defers the effective date of FIN 48, “Accounting for Uncertainty in Income Taxes,” for certain nonpublic enterprises as defined in SFAS 109, “Accounting for Income Taxes.” However, nonpublic consolidated entities of public enterprises that apply U.S. GAAP are not eligible for the deferral. FSP FIN 48-3 was effective upon issuance. The impact of adoption was not material to the Company’s financial condition or results of operations.

Employers’ Disclosures about Postretirement Benefit Plan Assets

In December 2008, the FASB issued FSP FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.” This FSP amends SFAS 132(R), “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” to provide guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. FSP FAS 132(R)-1 also includes a technical amendment to SFAS 132(R) that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented. The required disclosures about plan assets are effective for fiscal years ending after December 15, 2009. The technical amendment was effective upon issuance of FSP FAS 132(R)-1. The Company is currently assessing the impact of FSP FAS 132(R)-1 on its financial position and results of operations.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 4. – INVENTORY

Significant components of inventory at December 31, 2008 and 2007 consist primarily of:

	2008	2007

Bulk product and raw materials	$10,551	$—
Merchandise inventory	266,637	177,511
Inventory in transit	13,770	72,692

	$290,958	$250,203

Bulk product and raw materials – Bulk product consists of completed product formulations that have not yet been packaged in market ready packaging. Raw materials consist of bulk quantities of the various chemical components of product formulations.

Merchandise inventory - Merchandise inventory consists of completed formulations in market ready packaging.

Management evaluated the inventory at December 31, 2008 and 2007 and determined that no allowance for expiration was necessary.

NOTE 5. – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Significant components of prepaid expenses and other current assets at December 31, 2008 and 2007 consist primarily of prepaid issuance costs related to funds received for subscriptions of common stock under the PPM, which were $16,722 and $0, respectively.

NOTE 6. – FURNITURE AND EQUIPMENT, net

Significant components of furniture and equipment at December 31, 2008 and 2007 consist primarily of:

	Lives	2008	2007

Computer equipment	5-7 yrs	$35,210	$10,108
Laboratory equipment	5 yrs	9,231	—
Office furniture	7 yrs	9,086	—
		53,527	10,108
Less: Accumulated depreciation		(14,662)	(2,022)

		$38,865	$8,086

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 6. – FURNITURE AND EQUIPMENT, net (Continued)

Depreciation expense for the years ended December 31, 2008 and 2007 was $12,640 and $2,022, respectively. The Company did not incur any impairment charge or dispose of or retire any furniture or equipment during the years ended December 31, 2008 and 2007.

NOTE 7. – OTHER ASSETS

Significant components of other assets at December 31, 2008 and 2007 consist primarily of:

	2008	2007

Advances to related parties:
Sigma Development and Holding Co., Inc.	$11,521	$15,000
Polaris Labs, Inc.	18,066	—
Security deposits	8,000	—

	$37,587	$15,000

Advances to related parties – the Company has advanced funds to related companies to assist in their promotion and development of new product lines and distribution channels.

Sigma Development and Holding Co., Inc. was founded in January 2007 by Mr. Val Smirnov, who is our Vice President’s father. Sigma was founded as an upscale brand addition to our product portfolio. Sigma operated as a separate entity until January 2009, when the Company acquired 100% ownership of Sigma’s outstanding common stock for negligible amount. (See Note 13).

Polaris Labs, Inc. was founded in March 2009 as our wholly owned subsidiary, to distribute enhanced versions of our products that, due to government regulations, can only be sold to physicians and to foreign distributors where local regulations permit consumer distribution. (See Note 13).

Security deposits – Security deposits represent funds advanced to landlords for office facilities.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 8. – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Significant components of accounts payable and accrued expenses at December 31, 2008 and 2007 consist primarily of:

	2008	2007

Trade payables	$323,126	$—
Accrued expenses	26,234	202,219
Credits due to customers	21,809	—
Accrued warrant expense	20,891	—
Accrued supplier claims	233,000	—

	$625,060	$202,219

NOTE 9. – OTHER CURRENT LIABILITIES

Significant components of other current liabilities at December 31, 2008 and 2007 consist primarily of:

	2008	2007

Customer deposits	$50,896	$—
Credit card balances	6,765	—

	$57,661	$—

NOTE 10. – COMMITMENTS AND CONTINGENCIES

The Company is currently operating under several material agreements as listed below:

Lease for office facilities – The Company currently has two active operating leases for office facilities:

•

The Company leased its previous corporate headquarters office space located in Miami Beach, Florida on a 5 year lease from a third party. The annualized rental expense is approximately $102,900 for each year through its expiration in December 2011. The lease is guaranteed by our executive officers. In March 2009, the Company relocated its corporate headquarters to new facilities in Bal Harbour, Florida and idled the Miami Beach facilities. During April 2009, the Company became aware that the landlord has leased the facility to another tenant however, the Company has not obtained a formal release from its obligations under the lease.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 10. – COMMITMENTS AND CONTINGENCIES (Continued)

•

The Company leases its current corporate headquarters office space located in Bal Harbour, Florida on a 3 year lease from a third party. The annualized rental expense is approximately $87,000 for the first lease year, $96,000 for the second lease year and $99,840 for the third lease year which ends in March 2012. The lease is guaranteed by our executive officers.

The Company is committed to lease payments over the next five years are as follows:

	2009	2010	2011	2012	Beyond	Total

Corporate headquarters:
Miami Beach facility (prior)	$102,900	$102,900	$102,900	$—	$—	$308,700
Bal Harbour facility (current)	65,250	93,750	98,880	24,960	—	282,840

	$168,150	$196,650	$201,780	$24,960	$—	$591,540

Pending and threatened litigation – The Company currently has the following pending and threatened litigation:

•

Divine Skin, Inc. has received several threatened litigations from various suppliers typically over non-payment for goods or services. The threatened litigation is directed at DS Laboratories, Inc. as a result of one of the operating trade names of Divine Skin. Such vendor disputes are typical in the normal course of business. Divine Skin is vigorously challenging these claims on the grounds of the substandard materials or services provided. However, we established an accrual for certain media claims of $224,000 and in the first quarter of 2009 we began making installment payments while negotiations are ongoing to arrive at the final settlement agreement with the suppliers. Also in the first quarter of 2009, we became aware of a product supplier claim for $9,000 for which we provided an accrual. An informal settlement has been reached with the product supplier and payments will begin in the second quarter of 2009. Management estimates that the aggregate payout of all claims combined, would not exceed $100,000 if all negotiations failed, however, because we are vigorously defending our position and have viable counter arguments, we believe that in most cases, we will prevail. As discussed above, accruals have been provided, when the facts and circumstances of each claim, warrants it.

•

Divine Skin Inc. has been named in a lawsuit brought by a former employee of 301 Model, an entity also related to Divine Skin, Inc. through common ownership. Divine Skin was named because it originally hired the employee rather than 301 Model as the latter was not yet an established entity. Our management is vigorously defending our position that the employee was terminated after two weeks for cause and that the employee subsequently violated their non-compete agreement. Accordingly, we do not anticipate that any material assessment or settlement will result from the lawsuit.

NOTE 11. – COMMON STOCK

Common Stock

In January 2007, the Company was capitalized through the issuance of 10,000 shares of common stock. The initial capitalization also included cash along with certain assets and liabilities of its predecessor, Divine Skin, Inc., a New York corporation, which totaled $387,259. Divine Skin, Inc. was owned by the same stockholders that currently own the Company. The Company’s stockholders also contributed additional capital during the years ended December 31, 2008 and 2007 of $0 and $179,119, respectively. The additional capital contributions were used to fund the growth, product development and operational activities.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 11. – COMMON STOCK (Continued)

Subscription for Common Stock

In November 2008, the Company received a $213,174 cash advance from a potential foreign investor to subscribe to purchase 426,348 shares of the Company’s common stock under the offering at a price of $0.50 per share. The Company received $149,222 net proceeds after issuance costs of $63,952, which has been recorded as a component of the Company’s equity pending acceptance of the subscription contract and the issuance of common shares. The subscription was accepted in January 2009 however, the common shares have not yet been issued. The Company has engaged the services of a stock transfer agent and is in the final stages of issuing share certificates for accepted subscribed shares.

Warrants

The Company has issued warrants to a selling agent to purchase one share of Common Stock of the Company for every ten Shares sold under the PPM. The exercise price of each warrant is $0.01 per share. The warrants are exercisable for five years from the date of issuance. Based on the PPM price of $0.50 per share, the warrants are “in the money” upon issuance. Based on subscription funds received in November 2008 and accepted in January 2009, the Company has recorded an expense of $20,891 for financial consulting services based on the intrinsic value of the warrants, associated with the subscription proceeds received and subsequently accepted by the Company in January 2009.

Option

The Company has issued an option to a selling agent to purchase 2,000,000 share of common stock at an exercise price of $0.01 per share. Based on the current offering price of the PPM of $0.50 per share, the current intrinsic value of the option grant is $980,000. The option expires in five years. The option vests and is exercisable upon the effective date of the OTCBB listing. Due to the uncertainty of ultimate vesting, no value has been recorded for the option.

NOTE 12. – INCOME TAXES

In January 2007, the Company elected to be taxed under Subchapter S of Chapter 1 of the Internal Revenue Code (sections 1361 through 1379), wherein all earnings and losses of the Company are passed through to its shareholders and become taxable income or loss to them as individuals.

In January 2009, when the Company accepted the subscription for common shares from a foreign investor, the Company no longer qualified for its Subchapter S election.

In accordance with SFAS 109, paragraph 28 and specifically SAB Topic 1.B.2, “when a registrant's historical financial statements are not indicative of the ongoing entity … the registration statement should include pro forma financial information that … reflects the impact of … significant changes.” Accordingly, due to the change in tax status in January 2009, we have included pro forma deferred tax information as if the Company had been subject to US Federal and State of Florida income taxation.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 12. – INCOME TAXES (Continued)

The pro forma provision (benefit) for income taxes is summarized as follows:

	Years Ended December 31,
	2008	2007
Current:
Federal	$—	$—
State	—	—

Deferred:
Federal	148,840	1,903
State	13,821	176

Increase in Valuation allowance	(162,661)	(2,079)

Total provision (benefit) for income taxes	$—	$—

The pro forma provision for income taxes differs from the amount computed by applying the federal statutory rate to income (loss) before pro forma provision (benefit) for income taxes as follows:

	Years Ended December 31,
	2008	2007

Expected provision(benefit) at statutory rate	35.0%	35.0%
State taxes	3.3%	3.3%
Valuation allowance for Net Loss	-38.3%	-38.3%

Total provision (benefit) for income taxes	0.0%	0.0%

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 12. – INCOME TAXES (Continued)

Pro forma deferred income taxes reflect the net tax effect of tax carry forward items and the temporary differences between the recognition of income and expenses for financial reporting purposes and for tax purposes. The pro forma tax effect of these temporary differences representing deferred tax assets and liabilities are as follows:

	As of December 31,
	2008	2007
Deferred tax assets:
Net operating loss carry-forwards	$164,740	$2,079
	—	—
Total deferred tax assets	164,740	2,079
Valuation allowance	(164,740)	(2,079)
Net deferred tax assets	$—	$—

As of December 31, 2008 and 2007 the Company had a pro forma valuation allowance on its deferred tax assets of $164,740 and $2,079, respectively, which relates to net operating losses. The pro forma valuation allowance increased $162,661 and $2,079 in the years ended December 31, 2008 and 2007 respectively. The increase in 2008 and 2007 were attributable to accumulated net operating losses.

As of December 31, 2008 and 2007, the Company had pro forma net operating loss carry-forwards of $430,693 and $5,436, respectively. Unused net operating loss carry-forwards will expire at various dates beginning 2027.

As of December 31, 2008 and 2007, the Company had no unrecognized tax benefit and accordingly no related accrued interest or penalties. The Company is not under examination by either the US federal or State of Florida tax authorities.

NOTE 13. – SUBSEQUENT EVENTS

Subsidiaries

DS Laboratories, Inc. (a Florida Corporation) - In January 2009, the Company acquired 100% of the outstanding shares of DS Laboratories, Inc. (a Florida Corporation) for a nominal amount. DS Laboratories, Inc. (a Florida Corporation) was established in January 2007 for the purposes to holding the trade and brand name. The company recorded no transactions during the fiscal years 2007 and 2008. DS Laboratories, Inc. (a Florida Corporation) was a related but separate entity until the acquisition. Subsequent to the acquisition, DS Laboratories, Inc. (a Florida Corporation) will operate as a wholly owned subsidiary of the Company.

Sigma Development and Holding Co., Inc. - In January 2009, the Company acquired 100% of the outstanding shares of Sigma for a nominal amount. Sigma was founded by Mr. Smirnov, who is our Vice President’s father. Sigma was founded as an upscale brand addition to the Company’s product portfolio. Sigma operated as a related but separate entity until the acquisition. Subsequent to the acquisition, Sigma will operate as a wholly owned subsidiary of the Company and Mr. Smirnov will not continue his involvement in Sigma.

Polaris Labs, Inc. – In March 2009, Polaris was founded as a wholly owned subsidiary of the Company. Polaris was founded for marketing purposes, to distribute versions of the Company’s products that are only sold to physicians and to foreign distributors.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 13. – SUBSEQUENT EVENTS (Continued)

Recapitalization

In January 2009, Divine Skin authorized an amendment and restatement its articles of incorporation to provide, among other things, (a) that the authorized common stock be increased to 300,000,000 shares and (b) that up to 30,000,000 shares of “blank check” preferred stock are authorized. Immediately thereafter, the Company declared a stock dividend of 10,000 shares for one share. Subsequent to the stock dividend, there were 100,000,000 shares of common stock outstanding.

Following the stock dividend, the three shareholders of Divine Skin (which at such time constituted all of the shareholders of Divine Skin) exchanged an aggregate of 10,000,000 shares of common stock for 10,000,000 shares of Series A Preferred Stock. As provided under Certificate of Designation for Series A Preferred Stock dated January 14, 2009, but filed in April 2009, each share of Series A Preferred Stock is entitled to 10 votes per share and the Series A Preferred Stock votes together with the Company’s common stock, except as otherwise provided under Florida law.

Private Placement Memorandum

As of March 31, 2009, the Company has received and accepted funded subscriptions to purchase 767,548 shares of common stock at a price of $0.50 per share. The transactions were arranged through a third party selling agent that received $115,132, which was recorded as issuance costs.   Subscribed common shares have not yet been issued. The offering was made solely to “non U.S. Persons” within the meaning of Rule 902 of Regulation S under the Securities Act of 1933.

Furthermore, a selling agent received a warrant to purchase one share of Common Stock of the Company for every ten Shares sold under this Offering. The exercise price of each warrant is $0.01 per share and such warrants are exercisable for a period of five years from the date of issuance. One of the Selling Agents engaged by the Company has also entered into a Consulting Agreement under which he will assist the Company in filing a registration statement on Form 10 and quotation of its shares on the Over the Counter Bulletin Board (OTCBB). The Selling Agent has received options to purchase 2,000,000 shares at $0.01 exercisable upon the effective date of the OTCBB listing.

Corporate Headquarters

In March 2009, the Company relocated its corporate headquarters to new facilities located at 1135 Kane Concourse, 6th Floor Bay Harbor Islands, FL 33154-2025. The Company leases approximately 3,200 square feet of office space, which the Company considers to be adequate for its needs. The lease calls for payments of $7,250 monthly in the first lease year, $8,000 monthly in the second lease year and $8,320 monthly in the third lease year through March 2012.

Change in Tax Status

In January 2009, when the Company accepted the subscription for common shares from a foreign investor, the Company no longer qualified for its Subchapter S election. (See Note 12)

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 13. – SUBSEQUENT EVENTS (Continued)

2009 Equity Incentive Plan

Overview - The Company initiated a 2009 Equity Incentive Plan (the "Plan") are to:

1.

attract and retain the best available personnel for positions of substantial responsibility,

2.

provide additional incentives to Employees, Directors and Consultants, and

3.

promote the success of the Company and the Company's Affiliates.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, time vested and/or performance vested Restricted Stock, Stock Appreciation Rights and Unrestricted Shares may also be granted under the Plan.

Subject to the Plan - The initial maximum number of shares of Common Stock that may be issued under the Plan is 5,000,000 shares. No more than 100,000 Shares of Common Stock may be granted to any one Participant with respect to Options, Stock Purchase Rights and Stock Appreciation Rights during any one calendar year period. Common Stock to be issued under the Plan may be either, authorized and unissued shares or shares held in treasury.

Eligibility - Nonstatutory Stock Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted to all Service Providers. Incentive Stock Options may be granted only to Employees.

Limitations - Each Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if an Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options.

Term - The term of each Option shall be stated in the applicable Option Agreement or, if not stated, ten years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

Exercise and Vesting - Unless otherwise determined by the Administrator and provided for in the Option Agreement, each Option shall vest and become exercisable as to one-sixth (1/6) of the Shares subject to the Option on the date that is six months after the date of grant, and an additional one-sixth (1/6) of the Shares subject to the Option every six months thereafter until fully vested and exercisable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Bylaws, as amended, provide to the fullest extent permitted by Florida law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Florida Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$138.88
Accounting fees and expenses	$15,000.00
Legal fees and expenses	$25,000.00
TOTAL *	$40,138.88

———————

* Estimated

Item 26. Recent Sales of Unregistered Securities

Upon the Company’s inception, the Company issued an aggregate of 10,000 shares of its common stock to three officers and directors of the Company as founders of the Company. The shares were issued at $0.001 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act. The shares contain a legend restricting their transferability absent registration or applicable exemption. Effective January 2009, the Company declared a stock dividend of 10,000 shares of common stock for one share of common stock.

On January 14, 2009, the Company issued 10,000,000 shares of Series A Preferred Stock which shares were issued to the officers and directors of the Company in exchange of 10,000,000 shares of common stock of the Company held by such individuals. The Series A Preferred Stock was issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares of Series A Preferred Stock may not be transferred absent registration or applicable exemption.

In January 2009, the Company entered into a consulting agreement with a third party consultant. Under the agreement, the consultant provides advisory services to the Company, including but not limited to investor relations and general business matters. The agreement is for a term of 12 months. In consideration for the services provided by the consultant, the Company issued a warrant to purchase up to 2,000,000 shares of the Company’s common stock, exercisable at $0.01 per share for a period of five years from the date of issuance. The consultant received information concerning the Company and had the opportunity to ask questions about the Company. The warrant was issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act. The warrant contains a legend restricting its transferability absent registration or applicable exemption.

During the nine months ended September 30, 2009, the Company issued an aggregate of 4,855,096 shares of common stock to nine foreign investors in consideration of gross proceeds of $1,213,774 under a Private Placement Memorandum (“Reg S PPM”). The Reg S PPM provided for issuance costs of 30% which amounted to approximately $364,132 in relations to this transaction. As a result, the Company netted $849,642 in proceeds from the subscription. The Company issued a common stock purchase warrant to a selling agent to purchase up to 485,510 shares of the Company’s common stock exercisable at $0.01 per share for a period of five years from the date of issuance. The shares were issued under the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During the three months ended September 30, 2009 the Company issued an aggregate of 74,000 shares to eight service providers in consideration of accounting, legal and consulting services provided to the Company. The shares were issued under the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The investors were accredited and received information concerning the Company prior to making their investment decision. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.  Two thousand shares issued to an employee of the Company were subsequently cancelled.

Effective October 1, 2009 the Company issued 3,000,000 shares of common stock to distributor pursuant to the terms of a distribution agreement, as amended. The distribution agreement provides the distributor with exclusive distribution rights throughout Brazil. The shares were issued under the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During October 2009, the Company accepted an aggregate of $7,000 from 14 investors to subscribe for 28,000 of our common shares under a private placement memorandum. The Company netted $7,000 in proceeds from the subscription. The shares were issued under the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The investors were accredited and received information concerning the Company prior to making their investment decision. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During October 2009, the officers of the Company returned an aggregate of 7,969,059 shares of common stock to the Company for nominal consideration. Such shares were retired by the Company and returned to treasury.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Item 27. Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Divine Skin, Inc., dated January 13, 2007 (1)

3.2	Amendment to Amended and Restated Articles of Incorporation of Divine Skin, Inc., dated September 15, 2009 (2)

3.3	Bylaws of Divine Skin, Inc. (1)

5.1	Legality Opinion of Pearlman & Pearlman LLC (filed herewith)

10.1	2009 Divine Skin, Inc. Equity Incentive Plan (1)

10.2	Kane Concourse Lease Agreement (1)

10.2.1	Kane Concourse Lease Termination Agreement (1)

10.2.2	Meridian Center Lease Agreement, as amended (1)

10.3	Consulting Agreement dated January 2009 (1)

10.4	Form of Exclusive Distribution Agreement (1)

10.5	Amendment to Gamma Investors Exclusive Distribution Agreement (previously filed)

10.6	Form of Regulation S Subscription Agreement (previously filed)

10.7	Form of Section 4(2) Subscription Agreement (previously filed)

10.8	Form of Services Agreement (previously filed)

21.1	List of subsidiaries of the Company (1)

23.1	Consent of Jewett, Schwartz, Wolfe & Associates (filed herewith)

23.2	Consent of Pearlman & Pearlman LLC (included in Exhibit 5.1)

———————

(1)

Incorporated by reference to the Company’s registration statement on Form 10 filed with the Securities and Exchange Commission filed May 22, 2009.

(2)

Incorporated by reference to the Company’s Form 10Q for the period ended September 30, 2009.

Item 28. Undertakings

The undersigned Registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Miami, Florida on January 14, 2010.

DIVINE SKIN, INC.

By:	/s/ Daniel Khesin
Daniel Khesin
Chief Executive Officer and
Principal Executive Officer

By:	/s/ Daniel Khesin
Daniel Khesin
Principal Financial Officer and
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Khesin Daniel Khesin	Director	January 14, 2010

/s/ Daniel Khesin Daniel Khesin	Principal Executive Officer	January 14, 2010

/s/ Daniel Khesin Daniel Khesin	Principal Financial Officer	January 14, 2010

EXHIBIT INDEX

Exhibit Number	Description

5.1	Legality Opinion of Pearlman & Pearlman LLC

23.1	Consent of Jewett, Schwartz, Wolfe & Associates

23.2	Consent of Pearlman & Pearlman LLC (included in Exhibit 5.1)